                                                                     Exhibit 4.2



                       VERSATEL TELECOM INTERNATIONAL N.V.

                                   as Issuer,




                                       AND

                     UNITED STATES TRUST COMPANY OF NEW YORK

                            as Trustee, Registrar and
                                  Paying Agent


                                 ---------------




                                    INDENTURE


                           Dated as of July -, 1999



                                 ---------------




                       - -% Senior Euro Notes due 2009

                                TABLE OF CONTENTS

                                                                            PAGE
                                    ARTICLE I

                DEFINITIONS AND INCORPORATION BY REFERENCE............       1

SECTION 1.1     Definitions...........................................       1
SECTION 1.2     Incorporation by Reference of TIA.....................      22
SECTION 1.3     Rules of Construction.................................      22

                                   ARTICLE II

                             THE NOTES................................      23
SECTION 2.1     Form and Dating.......................................      23
SECTION 2.2     Execution and Authentication..........................      23
SECTION 2.3     Registrar and Paying Agent............................      24
SECTION 2.4     Paying Agent To Hold Assets in Trust..................      25
SECTION 2.5     List of Holders.......................................      25
SECTION 2.6     Transfer and Exchange. ...............................      26
SECTION 2.7     Replacement Notes.....................................      27
SECTION 2.8     Outstanding Notes.....................................      28
SECTION 2.9     Treasury Notes........................................      28
SECTION 2.10    Temporary Notes.......................................      28
SECTION 2.11    Cancellation..........................................      29
SECTION 2.12    Defaulted Interest....................................      29
SECTION 2.13    CUSIP, ISIN and Common Code Numbers...................      29
SECTION 2.14    Deposit of Moneys.....................................      30
SECTION 2.15    Certain Matters Relating to Global Notes..............      30
SECTION 2.16    Separation of Warrants and Notes......................      30

                                   ARTICLE III

                            REDEMPTION................................      31
SECTION 3.1     Optional Redemption...................................      31
SECTION 3.2     Notices to Trustee....................................      31
SECTION 3.3     Selection of Notes To Be Redeemed.....................      31
SECTION 3.4     Notice of Redemption..................................      31
SECTION 3.5     Effect of Notice of Redemption........................      33
SECTION 3.6     Deposit of Redemption Price...........................      33
SECTION 3.7     Notes Redeemed in Part................................      33

                                   ARTICLE IV

                             COVENANTS................................      35
SECTION 4.1     Payment of Notes......................................      35
SECTION 4.2     Maintenance of Office or Agency.......................      35
SECTION 4.3     Limitation on Restricted Payments.....................      35
SECTION 4.4     Limitation on Indebtedness............................      38
SECTION 4.5     Corporate Existence...................................      42
SECTION 4.6     Payment of Taxes and Other Claims.....................      42
SECTION 4.7     Maintenance of Properties and Insurance...............      42
SECTION 4.8     Compliance Certificate; Notice of Default.............      43
SECTION 4.9     Compliance with Laws..................................      44
SECTION 4.10    Reports...............................................      44
SECTION 4.11    Waiver of Stay; Extension or Usury Laws...............      45
SECTION 4.12    Limitation on Transactions with Shareholders and
                Affiliates............................................      45
SECTION 4.13    Limitation on Dividend and Other Payment
                Restrictions Affecting Restricted Subsidiaries........      46
SECTION 4.14    Limitation on Liens...................................      48
SECTION 4.15    Change of Control.....................................      48
SECTION 4.16    Limitation on Asset Sales.............................      50
SECTION 4.17    Limitation on Issuance of Guarantees of Indebtedness
                by Restricted Subsidiaries............................      54
SECTION 4.18    Business of the Company; Restriction on Transfers
                of Existing Business..................................      54
SECTION 4.19    Limitation on the Issuance and Sale of Capital Stock
                of Restricted Subsidiaries............................      54
SECTION 4.20    Additional Amounts....................................      55
SECTION 4.21    Payment of Non-Income Taxes and Similar Charges.......      56

                                    ARTICLE V

                       SUCCESSOR CORPORATION..........................      56
SECTION 5.1     Consolidation, Merger, and Sale of Assets.............      56
SECTION 5.2     Successor Corporation Substituted.....................      57

                                   ARTICLE VI

                       DEFAULT AND REMEDIES...........................      57
SECTION 6.1     Events of Default.....................................      57
SECTION 6.2     Acceleration..........................................      59
SECTION 6.3     Other Remedies........................................      59
SECTION 6.4     The Trustee May Enforce Claims Without Possession of
                Securities............................................      59
SECTION 6.5     Rights and Remedies Cumulative........................      59
SECTION 6.6     Delay or Omission Not Waiver..........................      60
SECTION 6.7     Waiver of Past Defaults...............................      60
SECTION 6.8     Control by Majority...................................      60
SECTION 6.9     Limitation on Suits...................................      61
SECTION 6.10    Rights of Holders To Receive Payment..................      61

SECTION 6.11    Collection Suit by Trustee............................      61
SECTION 6.12    Trustee May File Proofs of Claim......................      62
SECTION 6.13    Priorities............................................      62
SECTION 6.14    Restoration of Rights and Remedies. ..................      63
SECTION 6.15    Undertaking for Costs.................................      63
SECTION 6.16    Compliance Certificate; Notices of Default............      63

                                   ARTICLE VII

                              TRUSTEE.................................      63
SECTION 7.1     Duties of Trustee.....................................      63
SECTION 7.2     Rights of Trustee.....................................      65
SECTION 7.3     Individual Rights of Trustee..........................      66
SECTION 7.4     Trustee's Disclaimer..................................      67
SECTION 7.5     Notice of Default.....................................      67
SECTION 7.6     Report by Trustee to Holders..........................      67
SECTION 7.7     Compensation and Indemnity............................      67
SECTION 7.8     Replacement of Trustee................................      69
SECTION 7.9     Successor Trustee by Merger, Etc......................      70
SECTION 7.10    Corporate Trustee Required; Eligibility...............      70
SECTION 7.11    Disqualification; Conflicting Interests...............      70
SECTION 7.12    Preferential Collection of Claims Against Company.....      70

                                  ARTICLE VIII

              SATISFACTION AND DISCHARGE OF INDENTURE.................      71
SECTION 8.1     Option To Effect Legal Defeasance or Covenant
                Defeasance............................................      71
SECTION 8.2     Legal Defeasance and Discharge........................      71
SECTION 8.3     Covenant Defeasance...................................      71
SECTION 8.4     Conditions to Legal or Covenant Defeasance............      72
SECTION 8.5     Satisfaction and Discharge of Indenture...............      74
SECTION 8.6     Survival of Certain Obligations.......................      74
SECTION 8.7     Acknowledgement of Discharge by Trustee...............      74
SECTION 8.8     Application of Trust Moneys...........................      75
SECTION 8.9     Repayment to the Company; Unclaimed Money.............      75
SECTION 8.10    Reinstatement.........................................      76

                                   ARTICLE IX

                AMENDMENTS, SUPPLEMENTS AND WAIVERS...................      76
SECTION 9.1     Without Consent of Holders of Notes...................      76
SECTION 9.2     With Consent of Holders of Notes......................      77
SECTION 9.3     Compliance with TIA...................................      78
SECTION 9.4     Revocation and Effect of Consents.....................      78
SECTION 9.5     Notation on or Exchange of Notes......................      79
SECTION 9.6     Trustee To Sign Amendments, Etc.......................      79

                             ARTICLE X

                           MISCELLANEOUS..............................      79

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
SECTION 10.1    TIA Controls..........................................      79
SECTION 10.2    Notices...............................................      79
SECTION 10.3    Communications by Holders with Other Holders..........      81
SECTION 10.4    Certificate and Opinion as to Conditions Precedent....      81
SECTION 10.5    Statements Required in Certificate or Opinion.........      81
SECTION 10.6    Rules by Trustee, Paying Agent, Registrar.............      82
SECTION 10.7    Legal Holidays........................................      82
SECTION 10.8    Governing Law.........................................      82
SECTION 10.9    Submission to Jurisdiction; Appointment of Agent
                for Service; Waiver...................................      82
SECTION 10.10   No Adverse Interpretation of Other Agreements.........      83
SECTION 10.11   No Personal Liability of Directors, Officers,
                Employees, Stockholders or Incorporators..............      83
SECTION 10.12   Currency Indemnity. ..................................      83
SECTION 10.13   Successors.  .........................................      84
SECTION 10.14   Counterpart Originals.................................      84
SECTION 10.15   Severability..........................................      84
SECTION 10.16   Table of Contents, Headings, etc......................      84


EXHIBITS

Exhibit A     -     Form of Global Euro Note
Exhibit B     -     Form of Definitive Euro Note



NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                           CROSS-REFERENCE TABLE

  TIA                                                       Indenture
Section                                                      Section
-------                                                      -------
310(a)(1)................................................      7.10
    (a)(2)...............................................      7.10
    (a)(3)...............................................      NA
    (a)(4)...............................................      NA
    (a)(5)...............................................      7.8; 7.11
    (b)..................................................      7.8; 7.11
    (c)..................................................      NA
311(a)...................................................      7.12
    (b)..................................................      7.12
    (c)..................................................      NA
312(a)...................................................      2.5
    (b)..................................................      10.3
    (c)..................................................      10.3
313(a)...................................................      7.6
    (b)(1)...............................................      10.3
    (b)(2)...............................................      7.6
    (c)..................................................      7.6; 10.2
    (d)..................................................      7.6
314(a)...................................................      4.8; 4.10; 10.2;
                                                               10.4
    (b)..................................................      10.2
    (c)(1)...............................................      7.2; 10.4
    (c)(2)...............................................      7.2; 10.4
    (c)(3)...............................................      NA
    (d)..................................................      10.3;10.4; 10.5
    (e)..................................................      10.5
    (f)..................................................      NA
315(a)...................................................      7.1(c)
    (b)..................................................      7.5; 10.2
    (c)..................................................      7.1(a)
    (d)..................................................      6.8; 7.1(c)
    (e)..................................................      6.15
316(a)(last sentence)....................................      2.9
    (a)(1)(A)............................................      6.8
    (a)(1)(B)............................................      6.7
    (a)(2)...............................................      NA
    (b)..................................................      6.10
317(a)(1)................................................      6.11
    (a)(2)...............................................      6.12
    (b)..................................................      2.4

318(a)...................................................      10.1
    (c)..................................................      10.1


----------------------

NA means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                        INDENTURE, dated as of July -, 1999, between VERSATEL
                  TELECOM INTERNATIONAL N.V., a company organized under the laws of The Netherlands, and having its corporate seat in Amsterdam, The Netherlands (the "Company"), and United States Trust Company of New York, a New York banking corporation, as Trustee, Registrar and Paying Agent.

            The Company has duly authorized the creation and issuance of (i) its -% Senior Euro Notes due 2009 (the "Euro Notes") and (ii) Additional Euro
Notes due 2009 (as defined herein) that may be issued on any Issue Date (the Additional Notes, together with the Euro Notes, the "Notes"; and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

            The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.1 Definitions. For purposes of this Indenture, unless otherwise specifically indicated herein, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. In addition, for purposes of the following definitions and this Indenture generally, all calculations and determinations shall be made in accordance with U.S. GAAP and shall be based upon the consolidated financial statements of the Company and its subsidiaries prepared in accordance with U.S. GAAP. As used in this Indenture, the following terms shall have the following meanings:

            "Acquired Indebtedness" means, Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary, such merger or consolidation or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon the consummation of the transactions by which such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary or such Asset Acquisition shall not be Indebtedness.

            "Additional Amounts" shall have the meaning set forth in Section
4.20.

            "Additional Dollar Notes" means up to $- aggregate principal amount of -% Senior Euro Notes due 2009 issued under the terms of this Indenture after the Closing Date.

            "Additional Euro Notes" means up to - aggregate principal amount of -% Senior Euro Notes due 2009 issued under the terms of the Euro Indenture after the Closing Date.

            "Additional Notes" means the Additional Euro Notes and the Additional Euro Notes.

            "Affiliate" as applied to any Person means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" means any Registrar, Paying Agent, Authenticating Agent or co- Registrar.

            "Agent Members" shall have the meaning set forth in Section 2.15.

            "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated, merged with or into the Company or any Restricted Subsidiary or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person (other than the Company or any of its Restricted Subsidiaries) that constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

            "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary of the Company) of (i) all or substantially all of the Equity Interests in any Restricted Subsidiary of the Company or (ii) all or substantially all of the assets that constitute an operating unit or line of business of the Company or any of its Restricted Subsidiaries or which is otherwise outside the ordinary course of business.

            "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person (other than the Company or any of its Restricted Subsidiaries) of (i) all or any of the Equity Interests in any Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or line of business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with Section 5.1 and the creation of any Lien not prohibited by Section 4.14; provided, however, that any transaction consummated in compliance with such
Section 5.1, involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; and
(c) any transaction consummated in compliance with Section 4.3. In addition, solely for purposes of Section 4.16, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $1.0 million in any fiscal year shall be deemed not to be an "Asset Sale."

            "Asset Sale Offer" shall have the meaning set forth in Section 4.16.

            "Authenticating Agent" shall have the meaning set forth in Section 2.2.

            "Bankruptcy Law" means (i) for purposes of the Company, the Faillissementswet and any similar statute, regulation or provision of any other jurisdiction in which the Company is organized or conducting business and (ii) for purposes of the Trustee, Title 11, U.S. Code or any similar United States Federal, state or foreign law for the relief of creditors.

            "Board of Directors" means the Supervisory Board of the Company.

            "Board Resolution" means a duly authorized resolution of the Board of Directors certified by an Officer and delivered to the Trustee.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City or Amsterdam.

            "Capital Stock" means with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

            "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with U.S. GAAP, is required to be capitalized and reflected as a liability on the balance sheet of such Person; and "Capitalized Lease Obligation" is defined to mean, at the time any determination thereof is to be made, the discounted present value of the rental obligations under such lease.

            "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition; (b) certificates of deposit and Eurodollar time deposits with maturities of 360 days or less from the date of acquisition, bankers' acceptances with maturities not exceeding 360 days and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million; (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above; (d) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively, and in each case maturing within six months after the date of acquisition; (e) marketable direct obligations of the United Kingdom, The Netherlands, Belgium, Germany or France or obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), of the type and maturity described in clauses
(a) through (d) above of foreign obligors, which have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; and (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

            "Cedel" means Cedel Bank, societe anonyme.

            "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (other than a Permitted Holder) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the then outstanding Voting Stock of the Company on a fully diluted basis; (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any directors who are members of the Board of Directors on the date hereof and any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board of Directors then in office;
(iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company to any such "person" or "group" (other than to a Restricted Subsidiary); or (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation with or into the Company with the effect that immediately after such transaction any such "person" or "group" of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the total voting power of the then outstanding Voting Stock of the surviving corporation.

            "Change of Control Offer" shall have the meaning set forth in
Section 4.15.

            "Change of Control Payment" shall have the meaning set forth in
Section 4.15.

            "Change of Control Payment Date" shall have the meaning set forth in
Section 4.15.

            "Class A Shares" means the Class A Shares, par value NLG 0.10 per share, of the Company.

            "Class B Shares" means the Class B Shares, par value NLG 0.10 per share, of the Company.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

            "Company Order" means a written order or request signed in the name of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or any other officer so authorized and delivered to the Trustee.

            "Consolidated Cash Flow" means, with respect to any Person for any period, the (i) Consolidated Net Income of such Person for such period plus, to the extent deducted in computing such Consolidated Net Income (and without duplication) Consolidated Fixed Charges, (ii) any provision for taxes (other than taxes (either positive or negative) attributable to extraordinary and non recurring gains or losses or sales of assets), (iii) any amount attributable to depreciation and amortization expense and (iv) all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge to the extent that it requires or represents an accrual of, or reserve for, cash charges in any future period), less all non-cash items increasing Consolidated Net Income (excluding any items which represent the reversal of an accrual of, or reserve for, anticipated cash charges at any prior period), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with U.S. GAAP; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow (if positive) of any Restricted Subsidiary (calculated separately for such Restricted Subsidiary in the same manner as provided above) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

            "Consolidated Fixed Charges" means, with respect to any Person for any period, Consolidated Interest Expense plus dividends declared and payable on Preferred Stock.

            "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate amount of interest in respect of Indebtedness

(including capitalized interest, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation) calculated in accordance with U.S. GAAP; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and interest on Indebtedness that is Guaranteed or secured by such Person or any of its Restricted Subsidiaries), less the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by such Person and its Restricted Subsidiaries during such period; excluding, however, any amount of such interest of any Restricted Subsidiary to the extent the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to the last proviso of such definition.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis and in conformity with U.S. GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income (or loss) of any Restricted Subsidiary accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Person or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Restricted Subsidiary are acquired by such Person or any of its Restricted Subsidiaries; (ii) any gains or losses (on an after-tax basis) but not losses attributable to Asset Sales; (iii) all extraordinary gains and gains from Currency Agreements or Interest Rate Agreements and gains from the extinguishment of debt; (iv) the net income (or loss) of any other Person (other than net income (or loss) attributable to a Restricted Subsidiary) in which such other Person (other than such Person or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such other Person during such period; (v) net gains attributable to write-ups of assets or write-downs of liabilities (determined after taking into account losses attributable to write-downs of assets or write-ups of liabilities up to but not in excess of such gains); and (vi) the cumulative effect of a change in accounting principles after the Issue Date; and provided, further, that there shall be further excluded therefrom the net income (but not the net loss) of any Restricted Subsidiary (calculated separately for such Restricted Subsidiary in the same manner as provided above) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

            "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of such Person and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of determination), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Equity Interests in the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with U.S. GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

            "Continuing Director" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is any designee of any Permitted Holder or was nominated by any Permitted Holder.

            "Corporate Trust Office" means the address of the Trustee specified in Section 11.2.

            "Covenant Defeasance" shall have the meaning set forth in Section
8.3.

            "Credit Facilities" means one or more senior credit agreements, senior loan agreements or similar senior facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "Cumulative Consolidated Cash Flow" means, for the period beginning on the Issue Date through and including the end of the last fiscal quarter (taken as one accounting period) preceding the date of any proposed Restricted Payment, Consolidated Cash Flow of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with U.S. GAAP.

            "Cumulative Consolidated Fixed Charges" means, for the period beginning on the Issue Date through and including the end of the last fiscal quarter

(taken as one accounting period) preceding the date of any proposed
Restricted Payment, Consolidated Fixed Charges of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with U.S. GAAP.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement and any other arrangement or agreement designed to provide protection against fluctuations in currency values.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Default Interest Payment Date" shall have the meaning set forth in
Section 2.13.

            "Definitive Notes" means Notes in definitive registered form substantially in the form of Exhibits B and D.

            "DTC" means The Depository Trust Company or its successors.

            "DWAC" means the Depositary/Deposit Withdraw at Custodian system.

            "Eligible Accounts Receivable" means the accounts receivables (net of any reserves and allowances for doubtful accounts in accordance with U.S.
GAAP) of any Person that are not more than 60 days past their due date and that were entered into in the ordinary course of business on normal payment terms as shown on the most recent consolidated balance sheet of such Person filed with the Commission, all in accordance with U.S. GAAP.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Euro" shall have the meaning set forth in Section [  ].

            "Euroclear Operator" means Morgan Guaranty Trust Company of New York (Brussels office), as operator of the Euroclear System.

            "Event of Default" shall have the meaning set forth in Section 6.1.

            "Excess Proceeds" shall have the meaning set forth in Section 4.16.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Fair Market Value" means, with respect to any asset or property, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors acting in good faith, which determination shall be evidenced by a resolution of such Board delivered to the Trustee.

            "Global Euro Note" shall have the meaning set forth in Section 2.1.

            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and are not callable or redeemable at the option of the issuer thereof.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof) of any other Person; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Holder" means a Person in whose name a Note is registered on the Registrar's books.

            "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Equity Interests in any Person; provided that the accrual of interest shall not be considered an Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person, whether or not contingent (A) in respect of borrowed money, (B) evidenced by bonds, debentures, notes or other similar instruments or letters of credit or other similar instruments (including reimbursement obligations with respect thereto),
(C) representing the balance deferred and unpaid of the purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (D) representing Capitalized Lease Obligations, (ii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (iii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (iv) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination and (v) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided (x) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with U.S. GAAP, (y) money borrowed and set aside at the time of the Incurrence of any Indebtedness (and which is pledged in favor of the holders of such Indebtedness pending such application) shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (z) that Indebtedness shall not include any liability for federal, state, local or other taxes.

            "Indebtedness to Consolidated Cash Flow Ratio" shall have the meaning set forth in Section 4.4.

            "Indenture" means this Indenture, as amended, modified or supplemented from time to time in accordance with the terms hereof.

            "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate insurance, and any other arrangement or agreement designed to provide protection against fluctuations in interest rates.

            "Investment" in any Person means, any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with U.S. GAAP, recorded as accounts receivable on the balance sheet of such Person or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other tangible or intangible property to others or any payment for any property or services for the account or use of others), or any purchase or acquisition of Equity Interests, bonds, notes, debentures, or other similar instruments issued by, any other Person. For purposes of the definition of "Unrestricted Subsidiary" and Sections 4.3 and 4.19, (i) "Investment" shall include (a) the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (b) the Fair Market Value, in the case of a sale of Equity Interests in accordance with Section 4.19 such that a Person no longer constitutes a Restricted Subsidiary, of the remaining assets (net of liabilities) of such Person after such sale, and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

            "Issue Date" means the date on which the Notes are originally issued under this Indenture.

            "Legal Defeasance" shall have the meaning set forth in Section 8.2.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of Amsterdam, The Netherlands or The City of New York or a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            "Lien" means, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind in respect of an asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any option or other agreement to sell or give any security interest).

            "Maturity Date" means May 15, 2009.

            "Most Recent Balance Sheet" means, with respect to any Person, the most recent consolidated balance sheet of such Person reported on by an internationally recognized firm of independent accountants without qualification as to scope.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extend corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing agreements), (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with U.S. GAAP; provided that such amounts which cease to be held as reserves shall be deemed Net Cash Proceeds; and (b) with respect to any capital contribution or any issuance or sale of Equity Interests (other than Redeemable Stock), the proceeds of such capital contribution, issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent (1) such obligations are financed, directly or indirectly, with money borrowed from the Company or any Restricted Subsidiary or otherwise financed or sold with recourse to the Company or any Restricted Subsidiary or (2) the capital contribution or purchase of the Equity Interests is otherwise financed, directly or indirectly, by the Company or any Restricted Subsidiary, including through funds contributed, extended, guaranteed or otherwise advanced by the Company or any Affiliate) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Non-U.S. Person" means a person who is not a U.S. Person, as defined in Regulation S.

            "Notes" shall have the meaning set forth in the preamble of this Indenture.

            "Offer Amount" shall have the meaning set forth in Section 4.16.

            "Offering" means the offering of the Notes described in the Offering Memorandum.

            "Offering Memorandum" means the Offering Memorandum, dated as of November 17, 1998, relating to the Units.

            "Offer Period" shall have the meaning set forth in Section 4.16.

            "Officer" means, with respect to any Person (other than any Agent), the Chairman of the Board, any Director, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Assistant Treasurer, the Controller or the Secretary of such Person.

            "Officers' Certificate" means a certificate signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in Sections 11.4 and 11.5.

            "Opinion of Counsel" means a written opinion from legal counsel which and who are reasonably acceptable to, and addressed to, the Trustee complying with the requirements of Sections 11.4 and 11.5. Unless otherwise required by the TIA, the legal counsel may be an employee of or counsel to the Company or the Trustee.

            "Ordinary Shares" means the ordinary shares, consisting of the

Class A Shares and the Class B Shares, each par value NLG 0.10 per share, of the Company.

            "Paying Agent" shall have the meaning set forth in Section 2.3.

            "Permitted Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in clause (i) or (ii) above.

            "Permitted Holder" means, collectively, Telecom Founders B.V., NeSBIC Venture Fund C.V., Cromwilld Limited, Paribas Deelnemingen N.V., Nederlandse Participatie Maatschappij N.V. and any Affiliate of the foregoing Persons.

            "Permitted Investment" means (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; (ii) commissions, payroll, travel and similar advances to cover matters that are expected at the time of such advance ultimately to be treated as expenses in accordance with U.S. GAAP; (iii) stock, obligations or securities received (a) in satisfaction of judgments or (b) in settlement of debts or as a result of foreclosure, perfection or enforcement of any Lien, in each case under this clause (b) arising in the ordinary course of business and not in contemplation of the acquisition of such stock, obligations or securities; (iv) Investments in any Person (the primary business of which is related, ancillary or complementary to the business of the Company on the date of such Investment) at any one time outstanding (measured on the date each such Investment was made without giving effect to subsequent changes in value) in an aggregate amount not to exceed the greater of (x) $10.0 million and (y) 5.0% of the Company's total consolidated assets as of the end of the most recently completed fiscal quarter;
(v) Investments in Cash Equivalents; (vi) Investments made as a result of the receipt of noncash consideration from any Asset Sale made in compliance with
Section 4.16; (vii) Investments made in the ordinary course of the telecommunications business in the Permitted Business and on ordinary business terms in the Permitted Business in consortia formed to construct transmission infrastructure for use primarily in the Permitted Business, provided such Investment entitles the Company to rights of way or rights of use on such transmission infrastructure; (viii) Investments made in the ordinary course of the telecommunications business and on ordinary business terms as partial payment for constructing a network relating principally to the Permitted Business; and (ix) any Investment in Pledged

Securities.

            "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with U.S. GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with U.S. GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (v) Liens (including extensions and renewals thereof) upon real or personal property of a Restricted Subsidiary purchased or leased after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred by such Restricted Subsidiary in compliance with Section 4.4 (1) to finance the cost of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition and the Incurrence of such Indebtedness or (2) to refinance any Indebtedness of a Restricted Subsidiary previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets; (vi) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease of a Restricted Subsidiary which, in each case, is permitted under the Indenture; (vii) Liens on property of, or on Equity Interests in or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens were not created, incurred or assumed in contemplation of such transaction and do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired; (viii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (ix) Liens encumbering customary initial deposits and margin deposits and other Liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements;
(x) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Issue Date; (xi) Liens existing on the Issue Date or securing the Notes or any Guarantee of the Notes; (xii) Liens granted after the Issue Date on any assets or Equity Interests in the Company or its Restricted Subsidiaries created in favor of the Holders; (xiii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or another Restricted Subsidiary to secure Indebtedness owing to the Company or such Restricted Subsidiary and Incurred in compliance with clause (ii) of paragraph
(b) of Section 4.4; (xiv) Liens created in connection with the incurrence of any Indebtedness permitted to be Incurred under clause (iii) of paragraph (b) of
Section 4.4; provided that the Indebtedness which it refinances is secured by similar Liens; (xv) Liens securing Indebtedness under Credit Facilities incurred in compliance with clause (viii) of paragraph (b) of Section 4.4; (xvi) Liens incurred or deposits made to secure the performance of tenders, bids, leases, subleases, licenses, sublicenses, obligations for utilities, statutory or regulatory obligations, bankers' acceptances, letters of credit, surety and appeal bonds, government or other contracts, completion guarantees, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xviii) Liens arising out of leases, subleases, licenses or sublicenses granted to others in the ordinary course of business;
(xix) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture pursuant to any joint venture agreement; (xx) Liens encumbering property or assets under construction (and related rights) in favor of a contractor or developer, or arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; and (xxi) Liens arising from filing Uniform Commercial Code or similar financing statements regarding leases.


            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

            "Pro Forma Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Cash Flow of such Person for such period calculated on a pro forma basis to give effect to any Asset Disposition or Asset Acquisition (including acquisitions of other Persons by merger, consolidation or purchase of Equity Interests) during such period as if such Asset Disposition or Asset Acquisition had taken place on the first day of such period and income (or losses) ceased to accrue or accrued, as the case may be, therefrom from such date.

            "Public Equity Offering" means an underwritten primary public offering of Ordinary Shares of the Company pursuant to an effective registration statement under the Securities Act.

            "Purchase Date" shall have the meaning set forth in Section 4.16.

            "Record Date" means the Record Dates specified in the Notes.

            "Redeemable Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Redeemable Stock or (iii) is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by such Person at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Redeemable Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Section 4.15 and Section 4.16 and (y) any such requirement only becomes operative after compliance with such terms applicable to the Notes including the purchase of any Notes tendered pursuant thereto.

            "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraphs 8 and 9 of the Euro Note.

            "Redemption Price" when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraphs 8 and 9 of the Euro Note.

            "Registrar" shall have the meaning set forth in Section 2.3.

            "Relevant Taxing Jurisdiction" shall have the meaning set forth in
Section 4.20.

            "Replacement Assets" means any property, plant or equipment of a nature or type that are used or usable in Permitted Businesses.

            "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Company that is then not an Unrestricted Subsidiary.

            "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill Companies, and its successors.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Share Capital" means, at any time of determination, the stated capital of the Equity Interests (other than Redeemable Stock) and additional paid-in capital of the Company as set forth on the most recent balance sheet of the Company at such time.

            "Significant Subsidiary" means, at any time of determination, any Restricted Subsidiary that, together with its Subsidiaries, (A) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (B) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year prepared in conformity with US GAAP and (ii) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Restricted Subsidiaries and as to which any event described in Section 6.1(h) or Section 6.1(i) has occurred and is continuing, would constitute a Significant Subsidiary under clause (i) of this definition.

            "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

            "Strategic Minority Capital Stock Issues" means issuances or sales of common stock of a Restricted Subsidiary, principally engaged in business outside The Netherlands, to a Person which is principally engaged in the Permitted Business and which has an equity market capitalization, a net asset value or annual revenues of at least $500 million, which issuances or sales do not represent more than 49% of the outstanding common stock of such Restricted Subsidiary; provided that any such Strategic Minority Capital Stock Issue is made to only one such Person with respect to any Restricted Subsidiary.

            "Strategic Subordinated Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred to finance the acquisition of a Person engaged in a business that is related, ancillary or complementary to the Permitted Business, which Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred, (i) is expressly made subordinate in right of payment to the Notes and (ii) provides that no payment of principal, premium or interest on, or any other payment in full of all of the Company's obligations under the Notes; provided that such Indebtedness may provide for and be repaid at any time, in accordance with
Section 4.3, from the proceeds of a substantially concurrent capital contribution or sale of Equity Interests (other than Redeemable Stock) of the Company to any Person (other than a Subsidiary) after the Incurrence of such Indebtedness.

            "Subsidiary" means, with respect to any Person (i) any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is at the time of determination owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person and (ii) any partnership, joint venture, limited liability company or similar entity of which
(A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (B) such Person or any Restricted Subsidiary of such Person is a controlling general partner, co-venturer or manager or is in a similar position or otherwise controls such entity.

            "Successor Company" shall have the meaning set forth in Section 5.1.

            "Taxes" shall have the meaning set forth in Section 4.20.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as it may be amended from time to time.

            "Telecommunications Assets" means, with respect to any Person, assets used in the Permitted Business (or Equity Interests of a Person that becomes a Restricted Subsidiary, the assets of which consist principally of such Telecommunications Assets) that are purchased or acquired by the Company or a Restricted Subsidiary after the Issue Date.

            "Trade Payables" means any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

            "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

            "Trust Officer" means any officer within the corporate trust department (or any successor group of the Trustee), including any vice president, assistant vice president, corporate trust officer, assistant corporate trust officer, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors in the manner provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary, or any of its Subsidiaries, owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that

(a) the Company certifies in an Officers' Certificate that such designation complies with the covenants described under Section 4.3, (b) such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might reasonably be obtained in a comparable arm's-length transaction at the time from Persons who are not Affiliates of the Company, (c) neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests in such Subsidiary or any Subsidiary of such Subsidiary or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve any specified levels of operating results and (d) such Subsidiary and its Subsidiaries has not at the time of designation, and does not thereafter, Incur any Indebtedness other than Unrestricted Subsidiary Indebtedness. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.4(a) on a pro forma basis taking into account such designation and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "Unrestricted Subsidiary Indebtedness" means Indebtedness of any Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

            "U.S. GAAP" means, at any date of determination, generally accepted accounting principles as in effect in the United States of America which are applicable at the date of determination and which are consistently applied for all applicable periods.

            "U.S. Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and are not callable or redeemable at the option of the issuer thereof.

            "U.S. Person" means a "U.S. person" as defined in Rule 902 under the Securities Act or any successor to such Rule.

            "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily entitled to vote for the election of directors thereof at a meeting of Stockholders called for such purpose, without the occurrence of any additional event or contingency.

            ["Warrant Agreement" means the Warrant Agreement, dated as of the Issue Date, between the Company and the United States Trust Company of New York, as Warrant Agent.

            "Warrants" means warrants issued by the Company on the pursuant to the Warrant Agreement, each of which represents the right to purchase 6.667 Class B Shares of the Company.]

            "Weighted Average Life to Maturity" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i)(a) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payment of, or redemption or similar payment with respect to, such Indebtedness multiplied by (b) the amount of such principal payment, by (ii) the sum of all such principal payments.

            "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

            SECTION 1.2 Incorporation by Reference of TIA. This Indenture is subject to the mandatory provisions of the TIA which as of the date hereof and thereafter as in effect are incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC;

            "indenture securities" means the Notes;

            "indenture security holder" means a Holder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
and

            "obligor" on the indenture securities means the Company or any other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

            SECTION 1.3 Rules of Construction. Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;

            (c) "or" is not exclusive;

            (d) words in the singular include the plural, and words in the plural include the singular;

            (e) provisions apply to successive events and transactions; and

            (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE II

                                    THE NOTES

            SECTION 2.1 Form and Dating. The Euro Notes and the notation relating to the Trustee's certificate of authentication shall be substantially in the form of Exhibits A or B, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

            The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            The Euro Notes shall be initially issued as a single security, in global bearer form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto (the "Global Euro Note"). The Global Euro Note will be issued in a denomination equal to the outstanding Euro Notes represented thereby and will be held by The Bank of New York, as the Depositary. The Global Euro Note will be deposited with the Depositary pursuant to the Depositary Agreement, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

            The Depositary will issue one certificateless depositary interest (representing the Global Euro Note) to DTC, which will then record beneficial interests in the Global Euro Note. Beneficial interests in the Global Euro Note will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC (with respect to participants' interests) and its Agent Members, including, as applicable, the Euroclear Operator and Cedel.

            The aggregate principal amount of the Global Euro Note may from time to time be increased or decreased by adjustments made by annotation or endorsement thereon by the Company or by the Trustee, the Depositary or a custodian of either on behalf of the Company in consequence of the issue of the Definitive Euro Notes.

            SECTION 2.2 Execution and Authentication. Two Officers, or an Officer and a Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

            If an Officer or Secretary whose signature is on a Note was an Officer or Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate (i) Euro Notes for original issue in the aggregate principal amount not to exceed - upon receipt of a Company Order in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the series and type of Notes and the date on which the Notes are to be authenticated, whether the Notes are to be issued as Definitive Notes or Global Notes and such other information as the Trustee may reasonably request. In authenticating the Notes and accepting the responsibilities under this Indenture in relation to the Notes the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture. The aggregate principal amount of Euro Notes outstanding at any time may not exceed - except as provided in
Section 2.7. Upon receipt of a Company Order, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

            The Trustee may appoint an authenticating agent ("Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. The Trustee hereby appoints United States Trust Company of New York to be the Authenticating Agent on the Issue Date.

            The Euro Notes shall be issuable only in denominations of 1,000 and any integral multiple thereof. The Global Notes shall be in bearer form without coupons and the Definitive Notes shall be in registered form.

            SECTION 2.3 Registrar and Paying Agent. The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, in Luxembourg, where (i) Global Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (ii) Global Notes may be presented or surrendered for payment ("Paying Agent") and (iii) notices and demands in respect of such Global Notes and this Indenture may be served. In the event that Definitive Notes are issued,
(x) Definitive Notes may be presented or surrendered for registration of transfer or for exchange, (y) Definitive Notes may be presented or surrendered for payment and (z) notices and demands in respect of the Definitive Notes and this Indenture may be served at an office of the Registrar or the Paying Agent, as applicable, in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional Paying Agent. The Company initially appoints United States Trust

Company of New York as Registrar and Paying Agent until such time as United States Trust Company of New York has resigned or a successor has been appointed. The Company may change any Registrar or Paying Agent without notice to any Holder. Payment of principal will be made upon the surrender of Definitive Notes at the office of the Paying Agent, including, if any, the Paying Agent in Luxembourg. In the case of a transfer of a Definitive Note in part, upon surrender of the Definitive Note to be transferred, a Definitive Note shall be issued to the transferee in respect of the principal amount transferred and a Definitive Note shall be issued to the transferor in respect of the balance of the principal amount of the transferred Definitive Note at the office of any transfer agent, including, if any, the transfer agent in Luxembourg.

            If Definitive Notes are issued, the Company will appoint Kredietbank S.A. Luxembourgeoise, or such other Person located in Luxembourg and reasonably acceptable to the Trustee, as an additional paying and transfer agent. Upon the issuance of Definitive Notes, Holders will be able to receive principal and interest on the Notes and will be able to transfer Definitive Notes at the Luxembourg office of such paying and transfer agent, subject to the right of the Company to mail payments in accordance with the terms of this Indenture.

            SECTION 2.4 Paying Agent To Hold Assets in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, Additional Amounts, if any, premium, if any, or interest on, the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

            SECTION 2.5 List of Holders. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

            SECTION 2.6 Transfer and Exchange. (a) Transfer of a Global Euro Note shall be by delivery. Each Global Euro Note authenticated under this Indenture shall be in bearer form and delivered to the Depositary or a nominee or custodian therefor, and each such Global Euro Note shall constitute a single Note for all purposes of this Indenture.

            (b) All Global Euro Notes shall be exchanged by the Company (with authentication by the Trustee) for one or more Definitive Notes of the same series, if (a) DTC (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under the Exchange Act and (ii) a successor to DTC registered as a clearing agency under the Exchange Act is not able to be appointed by the Company within 90 days of such notification, (b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not able to be appointed by the Company within 90 days or (c) at any time at the option of the Company. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of any Global Euro Note for one or more Definitive Notes (with authentication by the Trustee); provided, however, that the principal amount at maturity of such Definitive Notes and such Global Euro Note after such exchange shall be 1,000 or integral multiples thereof. Whenever all of a Global Euro Note is exchanged for one or more Definitive Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a part of a Global Euro Note, is exchanged for one or more Definitive Notes, the Global Euro Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A of such Global Euro Note such that the principal amount of such Global Euro Note will be equal to the portion of such Global Euro Note not exchanged and shall thereafter return such Global Euro Note to such Holder. All Definitive Notes issued in exchange for a Global Euro Note or any portion thereof shall be registered in such names as the Depositary shall instruct the Trustee based on the instructions of DTC. Every Note authenticated and delivered in exchange for or in lieu of a Global Euro Note, or any portion thereof, pursuant to Section 2.7, 2.10, 3.5 or 3.7 hereof or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Euro Note. A Global Euro Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6(b).

            (c) Definitive Notes shall be transferable only upon the surrender of a Definitive Note for registration of transfer. When a Definitive Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers are met. When Definitive Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes at the Registrar's or co-registrar's request.

            (d) The Company shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Notes selected for redemption (except, in the case of Definitive Notes to be redeemed in part, the portion thereof not to be redeemed) or any Definitive Notes for a period of 15 days before a selection of Definitive Notes to be redeemed.

            (e) Prior to the due presentation for registration of transfer of any Definitive Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Definitive
Note is registered as the absolute owner of such Definitive Note for the purpose of receiving payment of principal, premium, if any, interest or Additional Amounts, if any, on such Definitive Note and for all other purposes whatsoever, whether or not such Definitive Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            (f) The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.6.

            (g) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

            SECTION 2.7 Replacement Notes. If a mutilated Definitive Note is surrendered to the Registrar, if a mutilated Global Euro Note is surrendered to the Company or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note in such form as the Note being replaced if the requirements of the Trustee, the Registrar and the Company are met. If required by the Trustee, the Registrar or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Company, the Registrar and the Trustee, to protect the Company, the Registrar, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.

            SECTION 2.8 Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions in the Global Note effected in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to Section 2.9, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

         If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest and Additional Amounts, if any, on it cease to accrue.

         If on a Redemption Date or the Maturity Date the Paying Agent holds cash in U.S. dollars or U.S. Government Securities sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest and Additional Amounts, if any, on such Notes cease to accrue.

         SECTION 2.9 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

         The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes of the aggregate principal amount of such Notes so repurchased or otherwise acquired. The Trustee may require an Officers' Certificate listing Notes owned by the Company, a Subsidiary of the Company or an Affiliate of the Company.

         SECTION 2.10 Temporary Notes. Until permanent Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Definitive Notes upon receipt of a Company Order in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Definitive Notes to be authenticated and the date on which the temporary Definitive Notes are to be authenticated. Temporary Definitive Notes shall be substantially in the form of permanent Definitive Notes but may have variations that the Company considers appropriate for temporary Definitive Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a Company Order pursuant to Section 2.2 permanent Definitive Notes in exchange for temporary Definitive Notes.

         SECTION 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation; provided, however, that the Trustee may, but shall not be required to, destroy such cancelled Notes. Subject to Section 2.7, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

         SECTION 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Holder thereof on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest. The Company shall notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Euro Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section 2.12; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time on the proposed Default Interest Payment Date with respect to defaulted interest to be paid on the Euro Note. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

         SECTION 2.13 CUSIP, ISIN and Common Code Numbers. The Company in issuing the Notes may use a "CUSIP", "ISIN" or "Common Code" number, and if so, the Trustee shall use the CUSIP, ISIN and Common Code number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN and Common Code number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any CUSIP, ISIN or Common Code number.

         SECTION 2.14 Deposit of Moneys. Prior to 11:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, on all Euro Notes then outstanding. Such payments shall be made by the Company in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

         SECTION 2.15 Certain Matters Relating to Global Notes. (a) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or the Trustee as its custodian, or under the Global Note, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) The Holder of any Global Note may grant proxies and otherwise authorize any person, including DTC and its Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         SECTION 2.16 Separation of Warrants and Notes. The Notes and Warrants will not be separately transferable until the Separation Date. The "Separation Date" will be the earliest of (i) May 15, 1999, (ii) the commencement of an exchange offer or the effectiveness of a Shelf Registration Statement with respect to the Notes, (iii) the Exercisability Date (as defined in the Warrant Agreement) and (iv) such other date as the Representatives will determine in their sole discretion. The surrender of a Unit Certificate (as defined in the Unit Agreement) for separate Warrant and Note certificates is herein referred to as a "Separation" and the related Notes being referred to as "Separated." Upon Separation of the Warrants and the Notes, the Global Notes shall be transferred to and deposited with the Trustee, as custodian for, and registered in the name of DTC or its nominee, duly executed by the Company and countersigned by the Trustee as provided herein.

                                   ARTICLE III

                                   REDEMPTION

         SECTION 3.1 Optional Redemption. The Company may redeem all or any portion of the Notes, upon the terms and at the redemption prices set forth in each of the Notes. Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of this Article III.

         SECTION 3.2 Notices to Trustee. If the Company elects to redeem Notes pursuant to Paragraphs 8 or 9 of such Notes it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed at least 15 days prior to the giving of the notice contemplated by Section 3.4 (or such shorter period as the Trustee in its sole discretion shall determine). The Company shall give notice of redemption as required under the relevant paragraph of the Notes pursuant to which such Notes are being redeemed.

         SECTION 3.3 Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed or such exchange prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal and exchange requirements); provided, however, that no Euro Note of 1,000 in aggregate principal amount or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

         SECTION 3.4 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall publish in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Amsterdam (which is expected to be Het Financieele Dagblad) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) or in the case of Definitive Notes, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock

Exchange shall so require, publish in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)). At the Company's request made at least 45 days before the Redemption Date (or such shorter period as the Trustee in its sole discretion shall determine), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items. Each notice for redemption shall identify the Notes to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Prices and the amount of interest, if any, and Additional Amounts, if any, to be paid;

                  (c) the name and address of the Paying Agent;

                  (d) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any;

                  (e) that, unless the Company defaults in making the redemption payment, interest, and Additional Amounts, on Notes called for redemption cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

                  (f) (i) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, interest and Additional Amounts, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Note, the Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (ii) if any Definitive
         Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Definitive Note, a new Definitive Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof, upon cancellation of the original Note;

                  (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

                  (h) the paragraph of the Notes pursuant to which the Notes are to be redeemed; and

                  (i) the , ISIN or Common Code number, and that no representation is made as to the correctness or accuracy of the , ISIN or Common Code number, if any, listed in such notice or printed on the Notes.

         SECTION 3.5 Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

         SECTION 3.6 Deposit of Redemption Price. Prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent cash in U.S. Euros sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any cash in U.S. dollars so deposited which is not required for that purpose upon the written request of the Company.

         If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any, interest, and Additional Amounts on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. With respect to Definitive Notes, if a Definitive Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, and Additional Amounts, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest, and Additional Amounts, if any, shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

         SECTION 3.7 Notes Redeemed in Part. Upon surrender and cancellation of a Definitive Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered and cancelled; provided, however, that each such Definitive Note shall be in a principal amount at maturity of 1,000 or an integral multiple thereof. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at maturity of 1,000 or an integral multiple thereof.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.1 Payment of Notes. (a) The Company shall pay the principal, premium, if any, interest and Additional Amounts, if any, on the Euro Notes in the manner provided in such Euro Notes and this Indenture. An installment of principal of or interest on the Euro Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds at 11:00 a.m. New York City time on that date money deposited by the Company in immediately available funds and designated for, and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

         (b) The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) and on any Additional Amounts from time to time on demand at the rate borne by the Notes plus 1.5% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         SECTION 4.2 Maintenance of Office or Agency. The Company shall maintain the office or agency (which office may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) required under Section 2.3 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2. The Company hereby initially designates the office of CT Corporation System, located at 1633 Broadway, New York, New York, 10019, as its office or agency outside The Netherlands as required under Section 2.3 hereof. If Definitive Notes are issued, and if the Notes are listed on the Luxembourg Stock Exchange, the Company will appoint Kredietbank S.A. Luxembourgeoise, or such other Person located in Luxembourg and reasonably acceptable to the Trustee, as an additional paying and transfer agent.

         SECTION 4.3 Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly,
(i) declare or pay any dividend or make any distribution on account of any Equity Interest in the Company or any Restricted Subsidiary to the holders thereof, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions payable solely in Equity Interests (other than Redeemable Stock) of the Company, (B) dividends or distributions made only to the Company or a Restricted Subsidiary and (C) pro rata dividends or distributions on Capital Stock of a Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary),
(ii) purchase, redeem, retire or otherwise acquire for value any Equity Interests of the Company or any Equity Interests of any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary), (iii) make any principal payment or redeem, repurchase, defease, or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, or maturity, any Indebtedness of the Company that is subordinated in right of payment to the Notes, or (iv) make any Investment, other than a Permitted Investment, in any Person (all such payments or any other actions described in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of, and after giving effect to, the proposed Restricted Payment:

           (A) no Default or Event of Default shall have occurred and be continuing;

           (B) the Company could Incur at least $1.00 of additional Indebtedness under Section 4.4(a); and

           (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Issue Date is less than the sum of (1) Cumulative Consolidated Cash Flow minus 150% of Cumulative Consolidated Fixed Charges plus
(2) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date as a capital contribution or from the issuance and sale of its Equity Interests (other than Redeemable Stock, and excluding any Ordinary Shares issued in connection with the Offering or the Recapitalization, as defined in the Offering Memorandum) to a Person (other than a Restricted Subsidiary of the Company), plus (3) the aggregate amount by which Indebtedness (other than any Indebtedness subordinated in right of payment to the Notes) of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date into Equity Interests (other than Redeemable Stock and less the amount of any cash, or the fair value of property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange) and plus (4) without duplication of any amount included in the calculation of Consolidated Net Income, in the case of repayment of, or return of capital in respect of, any Investment constituting a Restricted Payment made after the Issue

Date, an amount equal to the lesser of the repayment of, the return of capital with respect to, such Investment and the cost of such Investment, in either case less the cost of the disposition of such Investment and net of taxes.

                  (b) The foregoing provisions in Section 4.3(a) shall not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the provisions of the Indenture; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause
         (iii) of paragraph Section 4.4(b); (iii) the repurchase, redemption or other acquisition of Equity Interests in the Company in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent capital contribution or offering of Equity Interests (other than Redeemable Stock) in the Company to any Person (other than a Restricted Subsidiary); (iv) the repurchase, redemption or other acquisition of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent capital contribution or offering of Equity Interests (other than Redeemable Stock) in the Company to any Person (other than a Restricted Subsidiary); (v) the purchase of any subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof following a Change of Control pursuant to an obligation in the instruments governing such subordinated Indebtedness to purchase or redeem such subordinated Indebtedness as a result of such Change of Control; provided, however, that no such purchase or redemption shall be permitted until the Company has completely discharged its obligations described under Section 4.15 (including the purchase of all Notes tendered for purchase by holders) arising as a result of such Change of Control; (vi) repurchases of Warrants in accordance with Section 5.3 of the Warrant Agreement; (vii) repurchases of Existing Warrants in accordance with Section 5.3 of the First Offering Warrant Agreement; and (viii) repurchases of Equity Interests of the Company from employees of the Company or any of its Restricted Subsidiaries deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; provided that any payments made pursuant to this clause
         (viii) may not exceed in aggregate $500,000 in any fiscal year of the Company;

provided that in the case of clauses (ii) through (viii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to this Section 4.3(b) (other than the Restricted Payment referred to in clause (ii) hereof) and the Net Cash Proceeds from any capital contribution or issuance of Equity Interests referred to in clauses (iii) and (iv), shall be included in calculating whether the conditions of clause (C) of Section 4.3(a) have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Equity Interests (other than Redeemable Stock) of the Company are used for the redemption, repurchase or other acquisition of the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the Section 4.3(a) only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of the Notes.

         (c) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.3 were computed, which calculations may be based upon the Company's latest available financial statements. The Trustee shall have no duty to recompute or recalculate or verify the accuracy of the information set forth in such Officers' Certificate.

         SECTION 4.4 Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time, or would occur as a consequence, of the Incurrence of any such Indebtedness, the Company may Incur Indebtedness if immediately thereafter the ratio of (i) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding as of the Transaction Date to (ii) the pro forma Consolidated Cash Flow (the "Indebtedness to Consolidated Cash Flow Ratio") for the preceding two full fiscal quarters multiplied by two, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such two fiscal quarters, would be greater than zero and less than or equal to 5.0 to 1.

         (b) Notwithstanding the foregoing, (except for Indebtedness under subsection (vii) below) the Company and (except for Indebtedness under subsections (v), (vi) and (x) (A) below) any Restricted Subsidiary may Incur each and all of the following:

         (i) Indebtedness (other than Acquired Indebtedness) Incurred to finance the cost (provided that such Indebtedness is Incurred at any time on or before, or within 90 days following, the incurrence of such cost) (including the cost of design, development, construction, acquisition, installation or integration) of assets used in the Permitted Business or Equity Interests of (A) a Restricted

Subsidiary, that owns principally such assets, from a Person other than the Company or a Restricted Subsidiary of the Company or (B) any Person that is principally engaged in the Permitted Business, that would become a Restricted Subsidiary and owns principally such assets; provided that (x) any such Indebtedness of a Restricted Subsidiary must be Incurred under one or more Credit Facilities, under one or more Capitalized Leases or from the vendor of the assets, property or services acquired with the proceeds of such Indebtedness, (y) the amount of such Indebtedness of a Restricted Subsidiary may not exceed the Fair Market Value of the assets so acquired and (z) the amount of such Indebtedness of the Company, Incurred to acquire Equity Interests under clauses (A) and (B) above, may not exceed the Fair Market Value of such assets of any Restricted Subsidiary or any such Person so acquired;

         (ii) Indebtedness of any Restricted Subsidiary to the Company or Indebtedness of the Company or any Restricted Subsidiary to any other Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness not permitted by this clause (ii) (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness not permitted by this clause (ii); and provided, further, that Indebtedness of the Company owing to and held by a Restricted Subsidiary must be unsecured and subordinated in right of payment to the Notes;

         (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness of the Company or a Restricted Subsidiary, other than Indebtedness Incurred under this Section 4.4(b) (ii), (iv), (vii), (viii) and (xii), and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, and reasonable fees and expenses); provided that such new Indebtedness shall only be permitted under this Section 4.4(b) (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced or refunded is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced or refunded is subordinated to the Notes, (C) the Stated Maturity of such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, is no earlier than the Stated Maturity of the Indebtedness being refinanced or refunded and (D) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, has a Weighted Average Life to Maturity which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness to be refinanced or refunded; and provided, further, that in no event may Indebtedness of the Company be refinanced or refunded by means of any Indebtedness of any Restricted Subsidiary pursuant to this Section 4.4(b) (iii);

         (iv) Indebtedness (A) in respect of performance, surety or appeal bonds or letters of credit supporting Trade Payables, in each case provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred for the purpose of financing such acquisition by the Person acquiring all or any portion of such business, assets or Restricted Subsidiary), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

         (v) Indebtedness, to the extent that the net proceeds thereof are promptly (A) used to repurchase Notes tendered in a Change of Control Offer or
(B) deposited to defease all of the Notes as described in Sections 8.1 and 8.2;

         (vi) Indebtedness of the Company represented by the Notes;

         (vii) Indebtedness represented by a Guarantee of the Notes and Guarantees of other Indebtedness of the Company by a Restricted Subsidiary, in each case permitted by and made in accordance with Section 4.17;

         (viii) Indebtedness under one or more Credit Facilities, in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) NLG 70.0 million and (y) 80.0% of Eligible Accounts Receivable at any one time outstanding, subject to any permanent reductions required by any other terms of the Indenture;

         (ix) Acquired Indebtedness; provided that the aggregate amount of such Acquired Indebtedness (other than the Indebtedness Incurred under one or more Credit Facilities, under one or more Capitalized Leases or from the vendor of assets, property or services acquired with the proceeds of such Indebtedness) of the Person that is to become a Restricted Subsidiary or be merged or consolidated with or into the Company or any Restricted Subsidiary in the contemplated transaction, outstanding at the time of such transaction does not exceed the Fair Market Value of the plant, property and equipment (excluding property, plant and equipment securing any of the Credit Facilities or vendor financings or subject to any Capital Leases referred to in this clause (ix)) of any Restricted Subsidiary so acquired;

         (x) Indebtedness of (A) the Company not to exceed, at any one time outstanding, 2.00 times the Net Cash Proceeds from (1) the issuance and sale, other than to a Subsidiary, of Equity Interests (other than Redeemable Stock and excluding any Ordinary Shares issued in connection with the Recapitalization) of the Company and (2) capital contributions made in the Company (other than by a Subsidiary) less, in each case, the amount of such proceeds used to make Restricted Payments as provided in Section 4.3(a) (C)(2) or Section 4.3(b) (iii) or (iv) and (B) the Company or Acquired Indebtedness of a Restricted Subsidiary (provided that any such Indebtedness of such Restricted Subsidiary must be incurred under one or more Credit Facilities, under one or more Capitalized Leases or from the vendor of the assets, property or services acquired with the proceeds of such Indebtedness) not to exceed, at any one time outstanding, the fair market value of any Telecommunications Assets acquired by the Company or such Restricted Subsidiary in exchange for Equity Interests of the Company issued after the Issue Date; provided, however, that in determining the fair market value of any such Telecommunications Assets so acquired, if the estimated fair market value of such Telecommunications Assets exceeds (x) $2.0 million (as estimated in good faith by the Board of Directors), then the fair market value of such Telecommunications Assets will be determined by a majority of the Board of Directors of the Company, which determination will be evidenced by a resolution thereof, and (y) $10.0 million (as estimated in good faith by the Board of Directors), then the Company will deliver the Trustee a written appraisal as to the fair market value of such Telecommunications Assets prepared by an internationally recognized investment banking or public accounting firm (or, if no such investment banking or public accounting firm is qualified to prepare such an appraisal, by an internationally recognized appraisal firm); and provided, further, that such Indebtedness (other than the Indebtedness Incurred under one or more Credit Facilities, under one or more Capitalized Leases or from the vendor of assets, property or services acquired with the proceeds of such Indebtedness) does not mature prior to the Stated Maturity of the Notes and the Weighted

Average Life to Maturity of such Indebtedness is longer than that of the Notes;

                  (xi) Indebtedness outstanding as of the Issue Date; and

                  (xii) Indebtedness (in addition to Indebtedness permitted under clauses (i) through (x) above) in an aggregate principal amount outstanding at any one time not to exceed the greater of (A) NLG 100 million and (B) an amount equal to 5% of the Company's consolidated net tangible assets as of such date.

         (c) For purposes of determining any particular amount of Indebtedness under Section 4.4(b), Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; provided, however, that the foregoing shall not in any way be deemed to limit the provisions of Section
4.17. For purposes of determining compliance with Section 4.4, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, shall classify (or from time to time reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (B) the principal amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with U.S. GAAP.

         SECTION 4.5 Corporate Existence. Except as otherwise permitted by
Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the rights (charter and statutory) of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, or the corporate, partnership, limited liability or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

         SECTION 4.6 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its

Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

         SECTION 4.7 Maintenance of Properties and Insurance. (a) The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries useful and necessary to the conduct of its business or the business of any of its Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.7 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of any Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

         (b) To the extent available at commercially reasonable rates, the Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size.

         SECTION 4.8 Compliance Certificate; Notice of Default. (a) The Company shall deliver to the Trustee, within 90 days after the close of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that, to the best of his knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default occurred during such year and at the date of such certificate there is no Default which has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any and Additional Amounts, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end. The Company shall notify the Trustee of any default or defaults in the performance of any covenants or agreements under this Indenture within five Business Days of becoming aware of any such default.

           (b) The annual financial statements delivered pursuant to Section
4.10 shall include, so long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, a written report of the Company's independent accountants (who shall be a firm of established international reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles IV, V or VI of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (b) The Company shall deliver to the Trustee, within 5 Business Days, upon any officer becoming aware of any Default or any default or event of default under any document, instrument or agreement representing Indebtedness of the Company, an Officers' Certificate specifying the Default or such default or event of default and describing its status with particularity.

         SECTION 4.9 Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders of the relevant jurisdiction in which they are incorporated and/or in which they carry on business, all political subdivisions thereof, and of any relevant governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

         SECTION 4.10 Reports. (a) The Company will file on a timely basis with the SEC, to the extent such filings are accepted by the SEC and whether or not the Company has a class of securities registered under the Exchange Act, (i) all annual and quarterly financial statements and other financial information that would be required to be contained in a filing with the Commission on Forms 20-F and 10-Q if the Company were required to file such Forms (which financial statements shall be prepared in accordance with U.S. GAAP), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. Such quarterly financial information shall be filed with the Commission within 45 days following the end of each fiscal quarter of the Company, and such annual financial information shall be furnished within 90 days following the end of each fiscal year of the Company. Such annual financial information shall include the geographic segment financial information required to be disclosed by the Company under Item 101(d) of Regulation S-K under the Securities Act. The Company shall also (a) file with the Trustee, and provide to each holder, without cost to such holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective holder promptly upon request. In addition, for so long as the Notes remain outstanding and the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act nor exempt from reporting under Rule 12g3-2(b) of the Exchange Act, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and, to any beneficial holder of Notes, information of the type that would be filed with the Commission pursuant to the foregoing provisions, upon the request of any such holder, and if, and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange shall so require, copies of all such reports and documents described above will be deposited with the Company's listing agent in Luxembourg.

         (b) Such reports shall be delivered to the Registrar and the Registrar will mail them at the Company's expense to the Holders at their addresses appearing in the register of Notes maintained by the Registrar.

         (c) The Company shall also comply with the provisions of TIA Section 314(a).

         SECTION 4.11 Waiver of Stay; Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.12 Limitation on Transactions with Shareholders and Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any direct or indirect holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, unless:

                  (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary than could reasonably be obtained in a comparable arm's-length transaction with a Person that is not such a holder or Affiliate;

                  (ii) if such transaction or series of transactions involves aggregate consideration in excess of $2.0 million, then the Company shall deliver to the Trustee a resolution set forth in an Officers' Certificate adopted by a majority of the Board of Directors, including a majority of the independent, disinterested directors, approving such transaction or series of transactions and certifying that such transaction or series of transactions comply with Section 4.12(a)(i); and

                  (iii) if such transaction or series of transactions involves aggregate consideration in excess of $5.0 million, then the Company will deliver to the Trustee a written opinion as to the fairness to the Company or such Restricted Subsidiary of such transaction or series of transactions from a financial point of view from an internationally recognized investment banking firm (or, if an investment banking firm is generally not qualified to give such an opinion, by an internationally recognized appraisal firm or accounting firm).

         (b) The foregoing limitation does not limit and will not apply to (i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries; (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

and (iii) payment of dividends or other distributions in respect of Equity Interests of the Company or any Restricted Subsidiary permitted by Section 4.3.

         SECTION 4.13 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

                      (i) pay dividends or make any other distributions permitted by applicable law on any Equity Interests of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,

                     (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

                     (iii) make loans or advances to the Company or any other Restricted Subsidiary, or

                     (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

                     (b) The foregoing provisions shall not prohibit any encumbrances or restrictions:

                     (i) existing under or by reason of any agreement in effect on the Issue Date, and any amendments, supplements, extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such amendments, supplements, extensions, refinancings, renewals or replacements are no more restrictive than those encumbrances or restrictions that are then in effect and that are being amended, supplemented, extended, refinanced, renewed or replaced;

                     (ii) existing under or by reason of applicable law;

                     (iii) existing with respect to any Restricted Subsidiary acquired by the Company or any Restricted Subsidiary after the Issue Date, or the property or assets of such Restricted Subsidiary, and existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such

         Person so acquired, and any amendments, supplements, extensions, refinancings, renewals or replacements of agreements containing such encumbrances or restrictions; provided that the encumbrances and restrictions in any such amendments, supplements, extensions, refinancings, renewals or replacements are no more restrictive than those encumbrances or restrictions that are then in effect and that are being amended, supplemented, extended, refinanced, renewed or replaced;

                  (iv) in the case of Section 4.13(a)(iv), (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is, or is subject to, a lease, purchase mortgage obligation, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, materially detract from the value of property or assets of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary;

                  (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock in, or property and assets of, such Restricted Subsidiary; provided that such restriction shall terminate if such transaction is abandoned or if such transaction is not consummated within six months of the date such agreement was entered into; or

                  (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined by the Board of Directors) and (C) the Board of Directors determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes.

Nothing contained in this Section 4.13 shall prevent the Company or any Restricted Subsidiary from creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.14 that limit the right of the debtor to dispose of the assets securing such Indebtedness.

         SECTION 4.14 Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset or property of the Company or any Restricted Subsidiary without making effective provisions for all of the Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

         SECTION 4.15 Change of Control. (a) Upon the occurrence of a Change of Control, the Company will make an offer to purchase all or any part (equal to 1,000 aggregate principal amount and integral multiple thereof) of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, thereon to the date of repurchase, plus Additional Amounts, if any, to the date of repurchase (and in the case of Definitive Notes, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof). Within 30 days following any Change of Control, the Company will publish notice of such in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Amsterdam (which is expected to be Het Financieele Dagblad) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) or, in the case of Definitive Notes, mail a notice to each Holder postage prepaid (and if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, will publish notice in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)), with a copy to the Trustee, with the following information: (i) a Change of Control Offer is being made pursuant to this Section 4.15 and all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment; (ii) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is published, or where relevant, mailed, except as may be otherwise required by applicable law (the "Change of Control Payment Date"); (iii) any Note not properly tendered will remain outstanding and continue to accrue interest; (iv) unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date; (v) Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect

Purchase" on the reverse of the Notes completed, to the Paying Agent and at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided, however, that the Paying Agent receives, not later than the close of business on the last day of the offer period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the principal amount of the Notes surrendered, which unpurchased portion must be equal to 1,000 in principal amount or an integral multiple thereof.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder and will comply with the applicable laws of any non-U.S. jurisdiction in which a Change of Control Offer is made, in each case, to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations contained in this Indenture by virtue thereof. The provisions relating to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

         (b) On the Change of Control Payment Date, the Company will, to the extent permitted by law, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company. The Paying Agent will promptly either (x) pay to the Holder against presentation and surrender (or, in the case of partial payment, endorsement) of the Global Notes or (y) in the case of Definitive Notes, mail to each Holder of Notes postage prepaid, the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver to the Holder of the Global Notes a new Global Note or Notes or, in the case of Definitive Notes, mail to each Holder a new Definitive Note, as applicable, equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Definitive Note will be in a principal amount of 1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of

Control Offer on or as soon as practicable after the Change of Control Payment Date.

         SECTION 4.16 Limitation on Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or disposed of and (ii) at least 80% of the consideration received for such Asset Sale consists of cash or Cash Equivalents or Replacement Assets or the assumption of Indebtedness which ranks pari passu in right of payment with the Notes.

         (b) The Company shall, or shall cause the relevant Restricted Subsidiary to, apply the Net Cash Proceeds from an Asset Sale within 270 days of the receipt thereof to (A) permanently repay unsubordinated Indebtedness of the Company or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries, (B) invest in Replacement Assets, or (C) in any combination of repayment, prepayment, and reinvestment permitted by the foregoing clauses (A) and (B). Any Net Proceeds from the Asset Sale that are not invested as provided and within the time period set forth in the first sentence of this Section 4.16(b) will be deemed to constitute "Excess Proceeds."

         If at any time the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 Business Days thereafter, make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase on a pro rata basis the maximum principal amount of Notes, that is an integral multiple of 1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, plus Additional Amounts, if any, to the date fixed for the closing of such offer (and, in the case of Definitive Notes, subject to the right of a Holder of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof), in accordance with the procedures set forth in this Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within thirty Business Days after the date that Excess Proceeds exceeds $5.0 million by publishing or, where relevant, mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, subject to applicable law, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         The Asset Sale Offer shall remain open for a period of 20 Business

Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the maximum principal amount of Notes that may be purchased with such Excess Proceeds (or such pro rata portion) (which maximum principal amount of Notes shall be the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

         If the Purchase Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid in the case of a Global Note, to the Holder thereof or, in the case of a Definitive Note, to the Person in whose name such Definitive Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders with respect to Notes tendered pursuant to the Asset Sale Offer.

         At least 30 days but not more than 60 days before a Purchase Date, the Company shall publish in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Amsterdam (which is expected to be Het Financieele Dagblad ) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) or, in the case of Definitive Notes, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar with a copy of such notice to the Trustee (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, publish in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)). The notice shall contain all instructions and materials (or instructions on how to obtain instructions and materials) necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                     (A) that the Asset Sale Offer is being made pursuant to this Section 4.16 and the length of time the Asset Sale Offer shall remain open;

                     (B) the Offer Amount (including the amount of accrued and unpaid interest, if any), the purchase price and the Purchase Date;

                     (C) that any Note or portion thereof not tendered or accepted for payment shall continue to accrue interest and Additional Amounts, if any, in accordance with the terms thereof;

                  (D) that, unless the Company defaults in making payment therefor any Note or portion thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Additional Amounts, if any, after the Purchase Date;

                  (E) (1) if any Global Note is being purchased in part, the portion of the principal amount of such Note to be purchased and that, after the Purchase Date, interest and Additional Amounts, if any, shall cease to accrue on the portion to be purchased, and upon surrender of such Global Note, the Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion, will be returned and (2) if a Definitive Note may be purchased in part, that, after the Purchase Date, upon surrender of such Definitive Note, a new Definitive Note or Notes in aggregate principal amount equal to the unpurchased portion thereof will be issued in the name of the Holder thereof, upon cancellation of the original Note;

                  (F) that Holders electing to have a Note or portion thereof purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                  (G) that, subject to applicable law, Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the second Business Day before the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note or portion thereof the Holder delivered for purchase, the Note certificate number and a statement that such Holder is withdrawing his election to have the Note or portion thereof purchased;

                     (H) that, if the aggregate principal amount of Notes tendered by Holders exceeds the Offer Amount, the selection of such Notes for purchase will be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed or such exchange prescribes no method of selection, subject to applicable law, on a pro rata basis by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal and exchange requirements); provided, however, that no Notes of 1,000 or less shall be purchased in part; provided further, that, subject to applicable law, in the event of partial purchase by lot, the particular Notes to be purchased shall be selected, unless otherwise provided herein, by the Registrar or Trustee from the outstanding Notes not previously called for purchase; and

                  (I) the instructions that Holders must follow to tender their Notes.

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes or portions thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.16. On the Purchase Date, the Paying Agent shall promptly cause the principal amount of any Global Note so tendered to be adjusted on Schedule A thereof to be equal to any unpurchased portion of such Global Note which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof, and shall promptly authenticate and mail or deliver to each tendering Holder of a Definitive Note, a new Definitive Note or Notes equal in principal amount to any unpurchased portion of the Definitive Note surrendered which unpurchased portion must be equal to 1,000 in principal amount or an integral multiple thereof. DTC, the Paying Agent or the Company, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Offer Amount of the Notes tendered by such Holder and accepted by the Company for purchase. Any Notes not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer not later than the second Business Day following the Purchase Date.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder and will comply with the applicable laws of any non-U.S. jurisdiction in which an Asset Sale Offer is made, in each case, to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions hereunder, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

         SECTION 4.17 Limitation on Issuance of Guarantees of Indebtedness by Restricted Subsidiaries. (a) The Company shall not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of all of the Company's obligations under the Notes and this Indenture on terms substantially similar to the guarantee of such Indebtedness, except that if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such assumption, Guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's assumption, Guarantee or other liability with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided that any Restricted Subsidiary may guarantee Indebtedness of the Company under a Credit Facility if such Indebtedness is Incurred in accordance with Section 4.4.

         (b) Notwithstanding the foregoing Section 4.17(a), any Guarantee of all of the Company's obligations under the Notes and this Indenture by a Restricted Subsidiary may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Equity Interests in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

         SECTION 4.18 Business of the Company; Restriction on Transfers of Existing Business. The Company will not, and will not permit any Restricted Subsidiary to, be principally engaged in any business or activity other than a Permitted Business. In addition, the Company and any Restricted Subsidiary will not be permitted to, directly or indirectly, transfer to any Unrestricted Subsidiary (i) any of the licenses, permits or authorizations used in the Permitted Business of the Company and any Restricted Subsidiary or (ii) any material portion of the "property and equipment" (as such term is used in the Company's consolidated financial statements) of the Company or any Restricted

Subsidiary used in the licensed service areas of the Company and any Restricted Subsidiary.

         SECTION 4.19 Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to issue, transfer, convey, sell, lease or otherwise dispose of any shares of Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) of such Restricted Subsidiary or any other Restricted Subsidiary to any Person (other than (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, in each case, to the extent required by applicable law and (iii) Strategic Minority Capital Stock Issues), unless (A) immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and (B) any Investment in such Person remaining after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition would have been permitted to be made under
Section 4.3 if made on the date of such issuance, transfer, conveyance, sale, lease or other disposition (valued as provided in the definition of "Investment" in Section 1.1).

         SECTION 4.20 Additional Amounts. At least 10 days prior to the first date on which payment of principal, premium, if any, or interest on the Notes is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers' Certificate described in this Section 4.20, the Company will furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers' Certificate instructing the Trustee and the Paying Agent whether such payment of principal, premium, if any, or interest on the Notes (whether or not in the form of Definitive Notes) shall be made to the Holders without withholding for or on account of any present or future tax, duty, assessment or other governmental charges of whatever nature (collectively "Taxes") imposed or levied by or on behalf of The Netherlands or any jurisdiction in which the Company or any Surviving Entity is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction, shall at any time be required on any payments made by the Company with respect to the Notes, including payments of principal, redemption price, interest or premium, then such Officers' Certificate shall specify the amount, if any, required to be withheld on such payments to such Holders and the Company will pay to the Trustee or the Paying Agent the additional amounts pursuant to paragraph 2 of the Notes (the "Additional Amounts") and upon request shall provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of such Additional Amounts. Copies of such documentation shall be made available to the Holders upon request. The Company shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished to them pursuant to this Section 4.20.

         SECTION 4.21 Payment of Non-Income Taxes and Similar Charges. The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of The Netherlands, the United States of America, or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.


                                    ARTICLE V

                              SUCCESSOR CORPORATION

         SECTION 5.1 Consolidation, Merger, and Sale of Assets. The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any Person or permit any Person to merge with or into the Company and the Company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless: (i) the Company will be the continuing Person, or the Person (if other than the Company) (the "Surviving Entity") formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company will be a corporation organized and validly existing under the laws of The Netherlands, Germany, France, Belgium, the United Kingdom or the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company with respect to the Notes and under this Indenture;
(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Notes, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, (A) prior to the third anniversary of the Issue Date, would have an Indebtedness to Consolidated Cash Flow Ratio no greater than such ratio immediately prior to such transaction or
(B) on or after the third anniversary of the Issue Date, could Incur at least $1.00 of Indebtedness under Section 4.4(a); (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with the Indenture and (vi) the Company shall have delivered to the Trustee an opinion of tax counsel reasonably acceptable to the Trustee stating that (A) Holders will not recognize income, gain or loss for U.S. federal or Netherlands income tax purposes as a result of such transaction and (B) no taxes on income (including taxable capital gains) will be payable under the tax laws of the Relevant Taxing Jurisdiction by a Holder who is or who is deemed to be a non-resident of the Relevant Taxing Jurisdiction in respect of the acquisition, ownership or disposition of the Notes, including the receipt of principal of, premium and interest paid pursuant to such Notes.

         SECTION 5.2 Successor Corporation Substituted. Upon any such consolidation, merger, assignment, conveyance, lease, transfer or other disposition in accordance with Section 5.1, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.


                                   ARTICLE VI

                              DEFAULT AND REMEDIES

         SECTION 6.1 Events of Default. Wherever used herein with respect to any series of the Notes, "Event of Default" means any one of the following events which shall have occurred and be continuing:

         (a) default for 30 days or more in the payment when due of interest on the Notes or Additional Amounts, if any, with respect to the Notes;

         (b) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

         (c) default in the payment of principal or interest on Notes required to be purchased pursuant to an Asset Sale Offer as described under Section 4.16 or pursuant to a Change of Control Offer as described under Section 4.15;

         (d) failure to perform or comply with the provisions described in
Article V;

         (e) default in the performance of or breach of any other covenant or agreement of the Company in this Indenture or under the Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the Notes;

         (f) a default occurs on any other Indebtedness of the Company or any Restricted Subsidiary if either (x) such default is a failure to pay principal of such Indebtedness when due after any applicable grace period and the principal amount of such Indebtedness is in excess of $5.0 million or (y) as a result of such default, the maturity of such Indebtedness has been accelerated prior to its scheduled maturity and such default has not been cured within the shorter of (i) 60 days and (ii) the applicable grace period, and such acceleration has not been rescinded, and the principal amount of such Indebtedness together with the principal amount of any other Indebtedness of the Company and its Restricted Subsidiaries that is in default as to principal, or the maturity of which has been accelerated, aggregates $5.0 million or more;

         (g) failure to pay final judgments and orders against the Company or any Restricted Subsidiary (not covered by insurance) aggregating in excess of $5.0 million (treating any deductibles, self-insurance or retention as not so covered), which final judgments remain unpaid, undischarged and unstayed for a period in excess of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid, discharged or stayed to exceed $5.0 million;

         (h) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

         (i) the Company or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors.

         SECTION 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in Sections 6.1 (h) or (i)) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company, may declare the principal of, premium, if any, interest and other monetary obligations (including Additional Amounts, if any on all the then outstanding Notes to be immediately due and payable. Upon such a declaration, such principal of, premium, if any, interest and other monetary obligations on the Notes shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.1 (f) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.1 (f) shall be remedied or cured by the Company and/or the relevant Restricted Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in Sections 6.1 (h) or (i) above occurs, the principal of, premium, if any, accrued interest and other monetary obligations on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         The Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such Notes.

         SECTION 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or, premium, if any, interest, or Additional Amounts, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         SECTION 6.4 The Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto.

         SECTION 6.5 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

         SECTION 6.6 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes.

         SECTION 6.7 Waiver of Past Defaults. Subject to Sections 6.10 and 9.2, at any time after a declaration of acceleration with respect to the Notes as described in Section 6.1, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, interest and other monetary obligations on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Such waiver shall not excuse a continuing Event of Default in the payment of interest, premium, if any, principal or Additional Amounts, if any, on such Note held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders. In the event of any Event of Default specified in Section 6.1(f) above, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 60 days after such Event of Default arose (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or
(y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) if the default that is the basis for such Event of Default has been cured. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

         SECTION 6.8 Control by Majority. Subject to Section 2.9, the Holders of not less than a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder of Notes, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         SECTION 6.9 Limitation on Suits. A Holder of Notes may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holder or Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (v) during such 30-day period the Holder or Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

         SECTION 6.10 Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, interest and Additional Amounts, if any on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.11 Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, interest or Additional Amounts, if any, specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

         SECTION 6.12 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, accountants and experts) and the Holders allowed in any judicial proceedings relating to the Company, its creditors or its property or other obligor on the Notes, its creditors and its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the

Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         SECTION 6.13 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  First: to the Trustee, the Agents and their agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Additional Amounts, if any, respectively; and

                  Third: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13; provided that the failure to give any such notice shall not affect the establishment of such record date or payment date for Holders pursuant to this
Section 6.13.

         SECTION 6.14 Restoration of Rights and Remedies. If the Trustee or any Holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has ben discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Notes shall continue as though no such proceeding had been instituted.

         SECTION 6.15 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.15 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.10, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

         SECTION 6.16 Compliance Certificate; Notices of Default. The Company is required to deliver to the Trustee annually a statement, in the form of an Officers' Certificate, regarding compliance with this Indenture, and the Company is required, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of the Company, to deliver to the Trustee a statement, in the form of an Officers' Certificate, specifying such Default or Event of Default.


                                   ARTICLE VII

                                     TRUSTEE

         SECTION 7.1 Duties of Trustee. (a) If an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the Holders of Notes, unless they shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                     (b) Except during the continuance of an Event of Default actually known to the Trustee:

                     (i) The Trustee and the Agents will perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents.

                     (ii) In the absence of bad faith on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to them pursuant to Section 11.4 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                     (i) This paragraph does not limit the effect of subsection
           (b) of this Section 7.1.

                     (ii) Neither the Trustee nor Agent shall be liable for any error of judgment made in good faith by a Trust Officer of such Trustee or Agent, unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts.

                     (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.8.

                           (d) No provision of this Indenture shall require the
Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                           (e) Whether or not therein expressly so provided,
every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 7.1.

                           (f) The Trustee shall not be liable for interest on
any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and the TIA.

                     SECTION 7.2 Rights of Trustee.  Subject to Section 7.1:

                     (a) The Trustee and each Agent may rely conclusively on and shall be protected from acting or refraining from acting based upon any document believed by them to be genuine and to have been signed or presented by the proper person. Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Trustee or its Agent, as the case may be, in its discretion, may make reasonable further inquiry or investigation into such facts or matters stated in such document and if the Trustee or its Agent as the case may be, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, at reasonable times during normal business hours, personally or by agent or attorney. The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Trust Officer assigned to and working in the Trustee's Corporate Trust Administration has actual knowledge thereof or unless written notice thereof is received by the Trustee, attention: Corporate Trust Administration and such notice references the Notes generally, the Company or this Indenture;

                     (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate or Company Order and any resolution of the Board of Directors of the Company, as the case may be, may be sufficiently evidenced by a Board Resolution;

                     (c) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both, which shall conform to the provisions of Sections 11.4 and 11.5. Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                     (d) The Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee or such Agent) appointed with due care.

                     (e) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

                     (f) The Trustee or any Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                     (g) Subject to Section 9.2 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required by the terms hereof, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of this Indenture, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

         SECTION 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights. The Trustee must comply with Sections
7.10 and 7.11.


         SECTION 7.4 Trustee's Disclaimer. The Trustee and the Agents shall not be responsible for and make no representation as to the validity, effectiveness or adequacy of this Indenture or the Notes; it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company or upon the Company's direction under any provision hereof; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein of the Company, or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication.

         SECTION 7.5 Notice of Default. If an Event of Default occurs and is continuing and a Trust Officer of the Trustee receives actual notice of such event, the Trustee shall mail to each Holder, as their names and addresses appear on the list of Holders described in Section 2.5, notice of the uncured Default or Event of Default within 30 days after the Trustee receives such notice. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, interest or Additional Amounts, if any, on any Note, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Asset Sale Purchase Date pursuant to an Asset Sale Offer, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

         SECTION 7.6 Report by Trustee to Holders. Within 60 days after each May 15 beginning with May 15, 1999, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).

         A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

         The Company shall promptly notify the Trustee if subsequent to the date hereof the Notes become listed on any securities exchange or of any delisting thereof.

         SECTION 7.7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's and the Agents' compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee's or any Agent's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's and Agents' accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.4 hereof.

         The Company shall indemnify each of the Trustee, any predecessor Trustee and the Agents for, and hold them harmless against, any and all loss, damage, claim, expense or liability including taxes (other than taxes based on the income of the Trustee) incurred by the Trustee or an Agent without negligence, willful misconduct or bad faith on its part in connection with acceptance of administration of this trust and its duties under this Indenture, including the reasonable expenses and attorneys' fees and expenses of defending itself against any claim of liability arising hereunder. The Trustee and the Agents shall notify the Company promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. However, the failure by the Trustee or the Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel reasonably satisfactory to the Trustee) at the Company's expense. The Trustee or such Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or such Agent as a result of the violation of this Indenture by the Trustee or such Agent if such violation arose from the Trustee's or such Agent's negligence or bad faith.

         To secure the Company's payment obligations in this Section 7.7, the Trustee and the Agents shall have a senior Lien prior to the Notes against all money or property held or collected by the Trustee and the Agents, in its capacity as Trustee or Agent, except money or property held in trust to pay principal or premium, if any, or interest on particular Notes.

         When the Trustee or an Agent incurs expenses or renders services after an Event of Default specified in Section 6.1(h) or Section 6.1(i) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.7 and any claim arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Company's obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law.

         SECTION 7.8 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this section. The Company may remove the Trustee if:

                     (i) the Trustee fails to comply with Section 7.10;

                     (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                     (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                     (iv) the Trustee becomes incapable of acting with respect to its duties hereunder.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may, with the Company's consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.7, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee and the Company shall pay to any replaced or removed Trustee all amounts owed under Section 7.7 upon such replacement or removal.

         SECTION 7.9 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

         SECTION 7.10 Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under the TIA and shall have a combined capital and surplus of at least $50,000,000 and have its Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority within the United States of America, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 7.11 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

         SECTION 7.12 Preferential Collection of Claims Against Company. The Trustee, in its capacity as Trustee hereunder, shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                     SATISFACTION AND DISCHARGE OF INDENTURE

                  SECTION 8.1 Option To Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Notes, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article VIII.

                  SECTION 8.2 Legal Defeasance and Discharge. Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged all the Obligations relating to the outstanding Notes and the Notes shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.6,
Section 8.8 and the other Sections of this Indenture referred to below in this
Section 8.2, and to have satisfied all of their other obligations under such Notes and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest, and Additional Amounts, if any, on such Notes when such payments are due or on the Redemption Date solely out of the trust created pursuant to this Indenture; (b) the Company's obligations with respect to Notes concerning issuing temporary Notes, or, where relevant, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and (d) this Article VIII and the obligations set forth in Section 8.6 hereof.

                  Subject to compliance with this Article VIII, the Company may exercise its option under Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Notes.

                  SECTION 8.3 Covenant Defeasance. Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company shall be released from any obligations under the covenants contained in Sections 4.3, 4.4, 4.10, 4.12, 4.13, 4.14, 4.15, and 4.16 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or Event of Default under Section 6.1(e), nor shall any event referred to in Sections 6.1(f) or (g) thereafter constitute a Default or Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

                  SECTION 8.4 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.2 or
Section 8.3 to the outstanding Notes:

                  (i) the Company must irrevocably deposit, or cause to be irrevocably deposited, with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities or a combination thereof in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest, and Additional Amounts, if any, due on the outstanding Notes on the stated maturity date or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, interest and Additional Amounts, if any, due on the outstanding Notes;

                  (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee (A) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (1) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (B) an Opinion of Counsel in The Netherlands reasonably acceptable to the Trustee to the effect that (1) Holders will not recognize income, gain or loss for Netherlands income tax purposes as a result of such Legal Defeasance and will be subject to Netherlands income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (2) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of The Netherlands or any political subdivision thereof or therein having the power to tax;

                  (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee (A) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (B) an Opinion of Counsel in The Netherlands reasonably acceptable to the Trustee to the effect that (1) Holders will not recognize income, gain or loss for Netherlands income tax purposes as a result of such Covenant Defeasance and will be subject to Netherlands income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (2) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of The Netherlands or any political subdivision thereof or therein having the power to tax;

                  (iv) no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit;

                  (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company is a party or by which the Company is bound;

                  (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable Netherlands and U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

                  (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

                  (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

                  SECTION 8.5 Satisfaction and Discharge of Indenture. This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder when either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or (ii) (A) all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest, and Additional Amounts, if any, to the date of maturity or redemption;
(B) no Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound; (C) the Company has paid, or caused to be paid, all sums payable by it under this Indenture; and (D) the Company has delivered irrevocable instructions to the Trustee under this Indenture to give the notice of redemption and apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be. In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

                  SECTION 8.6 Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in
Section 8.1, 8.2, 8.3, 8.4 or 8.5, the respective obligations of the Company and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10, 2.11, 2.12, 2.13,
2.14, 4.1, 4.2, 4.5, 4.21, 6.10, Article VII, 8.7, 8.8, 8.9 and 8.10 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.7, 8.7, 8.8, 8.9 and
8.10 shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

                  SECTION 8.7 Acknowledgement of Discharge by Trustee. Subject to Section 8.10, after (i) the conditions of Section 8.4 or 8.5 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all of the Company's obligations under this Indenture except for those surviving obligations specified in this Article VIII.

                  SECTION 8.8 Application of Trust Moneys. All cash in U.S. dollars and Government Securities deposited with the Trustee pursuant to Section
8.4 or 8.5 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon for principal, premium, if any, interest, and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 8.4 or 8.5 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

                  SECTION 8.9 Repayment to the Company; Unclaimed Money. The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Order any cash or Government Securities held by them at any time that are not required for the payment of the principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes for which cash or Government Securities have been deposited pursuant to Section 8.4 or 8.5.

                  Any money held by the Trustee or any Paying Agent under this

Article, in trust for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest and Additional Amounts, if any, has become due and payable shall be paid to the Company upon Company Order or if then held by the Company shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company give notice to the Holders or cause to be published notice once, in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Amsterdam (which is expected to be Het Financieele Dagblad ) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger
Wort)) or in the case of Definitive Notes, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, publish in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)), that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company.

                  SECTION 8.10 Reinstatement. If the Trustee or Paying Agent is unable to apply any cash or Government Securities, as applicable, in accordance with Section 8.2, 8.3, 8.4 or 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3, 8.4 or 8.5 until such time as the Trustee or Paying Agent is permitted to apply all such cash or Government Securities in accordance with Section 8.2, 8.3, 8.4 or 8.5; provided, however, that if the Company has made any payment of interest on, premium, if any, principal, and Additional Amounts, if any, of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities, as applicable, held by the Trustee or Paying Agent.


                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 9.1 Without Consent of Holders of Notes. Notwithstanding Section 9.2 hereof, the Company and the Trustee together may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note (i) to cure any ambiguity, omission, defect or inconsistency,
(ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company obligations to Holders of such Notes in the case of a merger or consolidation pursuant to Article V, (iv) to provide for the assumption of the Company's obligations to Holders of such Notes, (v) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any such Holder, (vi) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or (vii) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

                  Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which adversely affects its own rights, duties or immunities hereunder or otherwise.

                  SECTION 9.2 With Consent of Holders of Notes. The Company and the Trustee may amend or supplement this Indenture or the Notes or any amended or supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes): (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes with respect to the timing or amount of payment thereof, (iii) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note, (iv) waive a Default in the payment of principal of, premium, if any, interest and Additional Amounts, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from the acceleration) or in respect of a covenant or provision contained in this Indenture which cannot be amended or modified without the consent of all Holders, (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal, premium, if any, interest and Additional Amounts, if any, on the Notes, (vii) make any change in the amendment and waiver provisions contained in this Indenture,
(viii) make any change in paragraph 3 of the Notes that adversely affects the rights of any Holder of the Notes, (ix) amend the terms of the Notes or this Indenture in a way that would result in the loss of an exemption from any Taxes or an exemption from any obligation to withhold or deduct Taxes unless the Company agrees to pay Additional Amounts, if any, in respect thereof or (x) impair the right of any Holder of the Notes to receive payment of principal of, or interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes.

                  Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee's own rights, duties or immunities hereunder or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

                  SECTION 9.3 Compliance with TIA. Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

                  SECTION 9.4 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

                  The Company may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.5 or (ii) such other date as the Company shall designate.

                  SECTION 9.5 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  SECTION 9.6 Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall not be an expense of the Trustee.

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.1 TIA Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 3.18(c) of the TIA, the imposed duties shall control.

                  SECTION 10.2 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first-class mail, postage prepaid, addressed as follows:

                  if to the Company:

                  VersaTel Telecom International N.V.
                  Paalbergweg 36
                  1105 BV Amsterdam-Z.O.
                  The Netherlands
                  Facsimile No:  31-20-501-10-11
                  Attention:  Raj Raithatha

with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York 10022
                  Facsimile No:  212-848-7179
                  Attention:   John D. Morrison, Jr. Esq.

                  if to the Trustee:

                  United States Trust Company of New York, as Trustee, Registrar or Paying Agent
                  114 West 47th Street
                  New York, New York 10036-1532
                  Attention:  Corporate Trust Administration
                  Facsimile:  (212) 852-1626

                  Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by first class mail, postage prepaid (except that a notice of change of address and a Notice to the Trustee shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means at such Person's address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  Notices regarding the Notes will be (i) published in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Amsterdam (which is expected to be Het Financieele Dagblad ) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) or (ii) in the case of Definitive Notes, mailed to Holders by first-class mail at their respective addresses as they appear on the registration books of the Registrar (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)). Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

                  SECTION 10.3 Communications by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA
Section 312(c).

                  SECTION 10.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee or an Agent to take any action under this Indenture, the Company shall furnish to the

Trustee at the request of the Trustee:

                  (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or such Agent (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with.

                  SECTION 10.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                  SECTION 10.6 Rules by Trustee, Paying Agent, Registrar. The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 10.7 Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a

Business Day, and no interest shall accrue for the intervening period.

                  SECTION 10.8 Governing Law. THIS INDENTURE AND THE NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 10.9 Submission to Jurisdiction; Appointment of Agent for Service; Waiver. To the fullest extent permitted by applicable law, the Company irrevocably submits to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan in The City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Indenture and the Notes, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints CT Corporation System (the "Authorized Agent"), [for a period of ten years from the date hereof or until such time as no Notes are outstanding,] as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against the Company arising out of or based on this Indenture, the Notes or the transactions contemplated hereby may also be instituted in any competent court in The Netherlands, and the Company expressly accepts the jurisdiction of any such court in any such action.

                  The Company hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby.

                  The provisions of this Section 11.9 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the

Company or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

                  SECTION 10.10 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 10.11 No Personal Liability of Directors, Officers, Employees, Stockholders or Incorporators. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                  SECTION 10.12 Currency Indemnity. The Euro is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than Euros (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the Euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do
so). If that Euro amount is less than the Euro amount expressed to be due to the recipient under any Note, the Company shall indemnify it against any loss sustained by it as a result. If the Euro amount is greater than the Euro amount expressed to be due to the recipient under this Agreement, the Company shall be entitled to the amount of such excess. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this subsection, it will be sufficient for the Trustee or any Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of Euros been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Euros on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee or any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

                  SECTION 10.13 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 10.14 Counterpart Originals. All parties hereto may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement.

                  SECTION 10.15 Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  SECTION 10.16 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.


                                        VERSATEL TELECOM INTERNATIONAL
                                        N.V.,



                                        By
                                          -------------------------------------
                                          Name:  R. Gary Mesch
                                          Title: Managing Director




                                        UNITED STATES TRUST COMPANY OF
                                        NEW YORK, as Trustee, Registrar and
                                        Paying Agent,

                                        by
                                          -------------------------------------
                                          Name:
                                          Title:

                                [FORM OF REVERSE]

                       VERSATEL TELECOM INTERNATIONAL N.V.

                               -% Senior Euro Note
                                    due 2009


                 1. Interest. VERSATEL TELECOM INTERNATIONAL N.V., a company organized under the laws of The Netherlands (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Euro Notes will accrue at -% per annum on the principal amount then outstanding, and be payable semi-annually in arrears on each May 15 and November 15, or if any such day is not a Business Day on the next succeeding Business Day, commencing May 15, 2000 (the "Interest Payment"), to the Holder hereof. Notwithstanding any exchange of this Euro Note for a Definitive Euro Note during the period starting on a Record Date relating to such Definitive Euro Note and ending on the immediately succeeding Interest Payment Date, the interest due on such Interest Payment Date shall be payable to the Person in whose name this Global Euro Note is registered at the close of business on the Record Date for such interest. Interest on the Euro Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 3, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) and on any Additional Amounts from time to time on demand at the rate borne by the Euro Notes plus 1.5% per annum to the extent lawful. Any interest paid on this Euro Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

                 2. Additional Amounts. All payments made by the Company on the Euro Notes will be made without withholding or deduction for, or on account of, any present or future Taxes imposed or levied by or on behalf of The Netherlands or any jurisdiction in which the Company or any Surviving Entity is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction, shall at any time be required on any payments made by the Company with respect to the Euro Notes, including payments of principal, redemption price, interest or premium, the Company will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Euro Notes or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to:

                 (a) any payments on a Euro Note held by or on behalf of a Holder or beneficial owner who is liable for such Taxes in respect of such Euro Note by reason of the Holder or beneficial owner having some connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Euro Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

                 (b) any Taxes that are imposed or withheld as a result of a change in law after the Issue Date where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Euro Note to comply with any request by the Company to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

                 (c) except in the case of the winding up of the Company, any Euro Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction;

                 (d) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting note for payment on the thirtieth day after the relevant payment is first made available.

                 (e) any estate, inheritance, gift, sale, transfer, personal, property or similar tax, assessment or other governmental charge;

                 (f) any tax, assessment or other governmental charge which is payable otherwise than by withholding any interest on, the Euro Notes; or

                 (g) any combination of clauses (a) through (f) above.

                 Such Additional Amounts will also not be payable where, had the beneficial owner of the Euro Note been the Holder of the Euro Note, he would not have been entitled to payment of Additional Amounts by reason of clauses (a) to
(g) inclusive above.

                 3. Method of Payment. The Company shall pay interest on the Euro

Notes (except defaulted interest) to the Person in whose name this Euro Note is registered at the close of business on the Record Date for such interest. Holders must surrender Euro Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in Euros or in such other coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts. Immediately available funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Euro Note due on any Interest Payment Date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

                 4. Paying Agent and Registrar. Initially, United States Trust Company of New York will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

                 5. Indenture. The Company issued the Euro Notes under an Indenture, dated as of July -, 1999 (the "Indenture"), between the Company and United States Trust Company of New York (the "Trustee"). This Note is one of a duly authorized issue of Euro Notes of the Company designated as its -% Senior Euro Notes due 2009 (the "Euro Notes") denominated in Euros. The terms of the Euro Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwith-standing anything to the contrary herein, the Euro Notes are subject to all such terms, and Holders of Euro Notes are referred to the Indenture and the TIA for a statement of them. The Euro Notes are not secured by any of the assets of the Company, and will become general unsecured obligations of the Company. The Euro Notes are limited in aggregate principal amount to - subject to the terms of the Indenture. Each Holder, by accepting a Euro Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                 6. Ranking. The Euro Notes will be general unsecured obligations of the Company and will rank senior in right of payment to all future indebtedness of the Company that is, by its terms or by the terms of the agreement or instrument governing such indebtedness, expressly subordinated in right of payment to the Euro Notes and pari passu in right of payment with all existing and future senior indebtedness of the Company.

                 7. Optional Redemption. The Euro Notes will be redeemable, at the Company's option, in whole or in part, on and after May 15, 2004 upon not less than 30 nor more than 60 days' prior notice published in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in

Amsterdam (which is expected to be Het Financieele Dagblad ) (and if, and so long as the Euro Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) or, in the case of Definitive Euro Notes, mailed by first-class mail to each Holder's registered address (and, if, and so long as the Euro Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)), at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest and Additional Amounts, if any, to the applicable Redemption Date (and in the case of Definitive Euro Notes, subject to the right of Holders of record on the record date to receive interest and Additional Amounts, if any, due on the relevant interest payment date in respect thereof), if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:


                                         REDEMPTION
YEAR                                        PRICE
----                                        -----
2004                                          -%
2005                                          -
2006                                          -
2007 and thereafter                           -

                 In addition, at any time on or prior to November 15, 2002, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Euro Notes at a redemption price equal to |X| % of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, with the Net Cash Proceeds (as defined in the Indenture) of one or more Public Equity Offerings (as defined in the Indenture) received by, or invested in, the Company; provided that, in each case, at least [65%] of the aggregate original principal amount of the Euro Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that notice of any such redemption must be given within 30 days of the date of the closing of any such Public Equity Offering.

                 8. Special Tax Redemption. The Euro Notes may be redeemed, at the option of the Company in whole but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the Holders (which notice shall be irrevocable), at a redemption price equal to the aggregate principal amount thereof, plus accrued and unpaid interest to the date fixed by the Company for redemption (a "Tax Redemption Date"), and, all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Company determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of The Netherlands (or any political subdivision or taxing authority thereof) or any Relevant Taxing Jurisdiction affecting taxation which becomes effective on or after the Issue Date,(ii) any change in position regarding the application, administration or any new or different interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Issue Date, or (iii) the issuance of Definitive Euro Notes due to (A) DTC being at any time unwilling or unable to continue as or ceasing to be a clearing agency registered as a clearing agency under the Exchange Act, and a successor to DTC registered as a clearing agency under the Exchange Act is not able to be appointed by the Company within 90 days or (B) the Depositary being at any time unwilling or unable to continue as Depositary and a successor Depositary is not able to be appointed by the Company within 90 Days, the Company is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and the Company determines that such payment obligation cannot be avoided by the Company taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of the Euro Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Euro Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of an independent tax counsel of recognized standing to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

                 9. Notice of Redemption. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date by publishing in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Amsterdam (which is expected to be Het Financieele Dagblad ) (and, if and so long as the Euro Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) or in the case of Definitive Euro Notes, mailed to Holders by first-class mail at their respective addresses as they appear on the registration books of the Registrar (and, if and so long as the Euro Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)). Euro Notes in denominations of 1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to 1,000 or any integral multiple thereof) of the principal of Euro Notes that have denominations larger than 1,000.

                 Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Euro Notes called for redemption will cease to bear interest and Additional Amounts, if any, and the only right of the Holders of such Euro Notes will be to receive payment of the Redemption Price.

                 10. Change of Control Offer. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all or any part (equal to 1,000 aggregate principal amount and integral multiples thereof) of the Euro Notes on the Change of Control Payment Date at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, thereon to the date of repurchase and Additional Amounts, if any, to the date of repurchase (and in the case of Definitive Euro Notes, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof). Holders of Euro Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Euro Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                 11. Limitation on Disposition of Assets. When the aggregate amount of Excess Proceeds from Asset Sales exceeds $5.0 million, the Company will be obligated, within 30 Business Days thereafter, to make an offer to purchase the maximum principal amount of Euro Notes, that is an integral multiple of 1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, plus Additional Amounts, if any, to the date fixed for the closing of such offer (and, in the case of Definitive Euro Notes, subject to the right of a Holder of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof). If the aggregate principal amount of Euro Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, subject to applicable law, the Trustee shall select the Euro Notes to be redeemed in accordance with the Indenture; provided, however, that no Euro Notes of 1,000 or less shall be purchased in part. Holders of Euro Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Euro Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.

                 12. Denominations; Form. The Global Euro Notes are in bearer form, without coupons, in denominations of 1,000 and integral multiples of 1,000.

                 13. Persons Deemed Owners. The registered Holder of this Euro Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

                 14. Unclaimed Funds. If funds for the payment of principal, interest or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

                 15. Legal Defeasance and Covenant Defeasance. The Company may be discharged from its obligations under the Indenture and the Euro Notes except for certain provisions thereof ("Legal Defeasance"), and may be discharged from their obligations to comply with certain covenants contained in the Indenture ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

                 16. Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or the Euro Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Euro Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Euro Notes may be waived with the consent of the Holders of a majority in principal amount of the Euro Notes then outstanding.

                 17. Restrictive Covenants. The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to, incur additional Indebtedness, pay dividends or make other distributions or investments, repurchase Equity Interests or make certain other Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                 18. Successors. When a successor assumes all the obligations of its predecessor under the Euro Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

                 19. Defaults and Remedies. If an Event of Default (other than an Event of Default specified in Sections 6.1(h) or (i) of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Euro Notes may declare all the Euro Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Euro Notes may not enforce the Indenture or the Euro Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Euro Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the

Euro Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Euro Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

                 20. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Euro Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                 21. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Euro Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Euro Notes by accepting a Euro Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Euro Notes.

                 22. Authentication. This Euro Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Euro Note.

                 23. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Euro Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

                 24. CUSIP, ISIN and Common Code Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP, ISIN and Common Code numbers to be printed on the Euro Notes as a convenience to the Holders of the Euro Notes. No representation is made as to the accuracy of such numbers as printed on the Euro Notes and reliance may be placed only on the other identification numbers printed hereon.

                 25. Governing Law THE INDENTURE AND THE EURO NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

                 The initial principal amount at maturity of this Euro Note
shall be      . The following decreases/increases in the principal amount at maturity of this Euro Note have been made:



                                                                  Total Principal
                                                                  Amount at               Notation
                      Decrease in           Increase in           Maturity                Made by
Date of               Principal             Principal             Following such          or on
Decrease/             Amount at             Amount at             Decrease/               Behalf of
Increase              Maturity              Maturity              Increase                Trustee
--------              --------              --------              --------                -------
-----------           -----------           -----------           -----------             -----------

-----------           -----------           -----------           -----------             -----------

-----------           -----------           -----------           -----------             -----------

-----------           -----------           -----------           -----------             -----------

-----------           -----------           -----------           -----------             -----------

-----------           -----------           -----------           -----------             -----------

-----------           -----------           -----------           -----------             -----------

-----------           -----------           -----------           -----------             -----------

-----------           -----------           -----------           -----------             -----------

                       OPTION OF HOLDER TO ELECT PURCHASE


                 If you want to elect to have this Euro Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [      ] Section 4.16 [        ]

                 If you want to elect to have only part of this Euro Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount:

Date:_____________                Your Signature:________________

                                  (Sign exactly as your name appears on the other side of this Euro Note)


Signature Guarantee:  _____________________________________
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT A

                       [FORM OF FACE OF GLOBAL Euro NOTE]


                       VERSATEL TELECOM INTERNATIONAL N.V.

                               -% Senior Euro Note
                                    due 2009

                                                         CUSIP NO.:  [         ]
                                                           ISIN NO.: [         ]
                                                    COMMON CODE NO.. [         ]


No.____                                       ____________

                 VERSATEL TELECOM INTERNATIONAL N.V., a limited liability company organized under the laws of The Netherlands (the "Company", which term includes any successor corporation), for value received promises to pay to the bearer upon surrender hereof the principal sum indicated on Schedule A hereof, on Schedule A hereof, on May 15, 2009.

                 Interest Payment Dates: May 15 and November 15, commencing May 15, 2009

                 Record Dates: May 1 and November 1

                 Reference is made to the further provisions of this Euro Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, the Company has caused this Euro Note to be signed manually or by facsimile by its duly authorized officers.

                                        VERSATEL TELECOM INTERNATIONAL
                                        N.V.,




                                        by      /s/ R. Gary Mesch
                                          -------------------------------------
                                          Name:  R. Gary Mesch
                                          Title: Managing Director

                                        by      /s/ John Guiliano
                                          -------------------------------------
                                          Name:  John Guiliano
                                          Title: Vice President




This is one of the Euro Notes
referred to in the within-mentioned
Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee,


  by
    -------------------------
    Name:
    Title:

Dated:

                                                                       EXHIBIT B

                     [FORM OF FACE OF DEFINITIVE Euro NOTE]


                       VERSATEL TELECOM INTERNATIONAL N.V.

                               -% Senior Euro Note
                                    due 2009

                                                      CUSIP NO.:  [           ]
                                                        ISIN NO.: [           ]
                                                 COMMON CODE NO.. [           ]


No.____                                       ____________

                 VERSATEL TELECOM INTERNATIONAL N.V., a limited liability company organized under the laws of The Netherlands (the "Company", which term includes any successor corporation), for value received promises to pay __________ __________, or registered assigns, upon surrender hereof the principal sum of __________________ Euros, on May 15, 2009.

                 Interest Payment Dates: May 15 and November 15, commencing May 15, 2000

                 Record Dates: May 1 and November 1

                 Reference is made to the further provisions of this Euro Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, the Company has cause this Euro Note to be signed manually or by facsimile by its duly authorized officers.



                                        VERSATEL TELECOM INTERNATIONAL,
                                        N.V.,




                                        by:     /s/ R. Gary Mesch
                                           ------------------------------------
                                           Name:  R. Gary Mesch
                                           Title: Managing Director


by:     /s/ John Guiliano
   --------------------------
   Name:  John Guiliano
   Title: Vice President


This is one of the Euro Notes
referred to in the within-mentioned
Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee,


                                        by:
        Name:
        Title:

Dated:

                                [FORM OF REVERSE]

                       VERSATEL TELECOM INTERNATIONAL N.V.

                                 -% Senior Note
                                    due 2009


                 1. Interest. VERSATEL TELECOM INTERNATIONAL N.V., a company organized under the laws of The Netherlands (the "Company"), promises to pay interest on the principal amount of this Euro Note at the rate and in the manner specified below. Interest on the Euro Notes will accrue at -% per annum on the principal amount then outstanding, and be payable semi-annually in arrears on each May 15 and November 15, or if any such day is not a Business Day on the next succeeding Business Day, commencing May 15, 2000 to the Holder hereof. Interest on the Euro Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 3, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) and on any Additional Amounts from time to time on demand at the rate borne by the Euro Notes plus 1.5% per annum to the extent lawful. Any interest paid on this Euro Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

                 2. Additional Amounts. All payments made by the Company on the Euro Notes will be made without withholding or deduction for, or on account of, any present or future Taxes imposed or levied by or on behalf of The Netherlands or any jurisdiction in which the Company or any Surviving Entity is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction, shall at any time be required on any payments made by the Company with respect to the Euro Notes, including payments of principal, redemption price, interest or premium, the Company will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Euro Notes or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to:

                 (a) any payments on a Euro Note held by or on behalf of a Holder or beneficial owner who is liable for such Taxes in respect of such Euro Note by reason of the Holder or beneficial owner having some connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Euro Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

                 (b) any Taxes that are imposed or withheld as a result of a change in law after the Issue Date where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Euro Note to comply with any request by the Company to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

                 (c) except in the case of the winding up of the Company, any Euro Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction;

                 (d) any Euro Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such note for payment on the thirtieth day after the relevant payment is first made available.

                 (e) any estate, inheritance, gift, sale, transfer, personal, property or similar tax, assessment or other governmental charge;

                 (f) any tax, assessment or other governmental charge which is payable otherwise than by withholding any interest on, the Euro Notes; or

                 (g) any combination of clauses (a) and (f) above.

                 Such Additional Amounts will also not be payable where, had the beneficial owner of the Euro Note been the Holder of the Euro Note, he would not have been entitled to payment of Additional Amounts by reason of clauses (a) to
(g) inclusive above.

                 3. Method of Payment. The Company shall pay interest on the Euro Notes (except defaulted interest) to the Persons who are the registered Holders Euro Notes at the close of business on the Record Date immediately preceding the Interest

Payment Date for such interest. Holders must surrender Euro Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in Euros or in such other coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that with respect to any payment of principal, interest, Additional Amounts, if any, in excess of 100,000 to any payee or group of related payees, such payment will be made, at the option of the Holder hereof, by wire transfer of same day funds to the Paying Agent, who in turn will wire such funds to the Holder hereof or to such individuals as the Holder hereof may in writing to the Paying Agent direct; provided that the Paying Agent has received written wire transfer instructions at least fifteen days prior to the date of any such payment.

                 4. Paying Agent and Registrar. Initially, United States Trust Company of New York will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

                 5. Indenture. The Company issued the Euro Notes under an Indenture, dated as of July -, 1999 (the "Indenture"), between the Company and United States Trust Company of New York (the "Trustee"). This Euro Note is one of a duly authorized issue of Notes of the Company designated as its -% Senior Notes due 2009 (the "Euro Notes"). The terms of the Euro Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Euro Notes are subject to all such terms, and Holders of Euro Notes are referred to the Indenture and the TIA for a statement of them. The Euro Notes are not secured by any of the assets of the Company. The Euro Notes are limited in aggregate principal amount to subject to the terms of the Indenture. Each Holder, by accepting a Euro Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                 6. Ranking. The Euro Notes will be general unsecured obligations of the Company and will rank senior in right of payment to all future indebtedness of the Company that is, by its terms or by the terms of the agreement or instrument governing such indebtedness, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future senior indebtedness of the Company.

                 7. Optional Redemption. The Euro Notes will be redeemable, at the Company's option, in whole or in part, on and after May 15, 2004 upon not less than 30 nor more than 60 days' prior notice published in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Amsterdam (which is expected to be Het Financieele Dagblad ) (and if, and so long as the Euro Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in

Luxembourg (which is expected to be the Luxemburger Wort)) and mailed by first-class mail to each Holder's registered address), at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest and Additional Amounts, if any, to the applicable Redemption Date (and, subject to the right of Holders of record on the relevant record date to receive interest and Additional Amounts, if any, due on the relevant interest payment date in respect thereof), if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

                                      REDEMPTION
YEAR                                    PRICE
----                                    -----
2004                                      -%
2005                                      -
2006                                      -
2007 and thereafter                       -

                 In addition, at any time on or prior to November 15, 2002, the Company may, at its option, redeem up to [35%] of the aggregate principal amount of the Euro Notes at a redemption price equal to -1/4% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, subject to the right of Holders of record on the relevant record date to receive interest due to the relevant interest payment date and Additional Amounts, if any, in respect thereof, with the Net Cash Proceeds (as defined in the Indenture) of one or more Public Equity Offerings (as defined in the Indenture) received by, or invested in, the Company; provided that, in each case, at least 65% of the aggregate original principal amount of the Euro Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that notice of any such redemption must be given within 30 days of the date of the closing of any such Public Equity Offering.

                 8. Special Tax Redemption. The Euro Notes may be redeemed, at the option of the Company in whole but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the Holders (which notice shall be irrevocable), at a redemption price equal to the aggregate principal amount thereof, plus accrued and unpaid interest to the date fixed by the Company for redemption (a "Tax Redemption Date"), and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Company determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of The Netherlands (or any political subdivision or taxing authority thereof) or any Relevant Taxing Authority affecting taxation which becomes effective on or after the Issue Date or (iii) the issuance of Definitive Euro Notes due to (A) DTC being at any time unwilling or unable to continue as or ceasing to be a clearing agency registered as a clearing agency under the Exchange Act, and a successor to DTC registered as a clearing agency under the Exchange Act is not able to be appointed by the Company within 90 days or (B) the Depositary being at any time unwilling or unable to continue as Depositary and a successor Depositary is not able to be appointed by the Company within 90 days, or (ii) any change in position regarding the application, administration or any new or different interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Issue Date, the Company is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and the Company determines that such payment obligation cannot be avoided by the Company taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of the Euro Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Euro Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of an independent tax counsel of recognized standing to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

                 9. Notice of Redemption. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date by publishing in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Amsterdam (which is expected to be Het Financieele Dagblad ) (and, if and so long as the Euro Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) and mailed to Holders by first-class mail at their respective addresses as they appear on the registration books of the Registrar). Euro Notes in denominations of 1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to 1,000 or any integral multiple thereof) of the principal of Euro Notes that have denominations larger than 1,000.

                 Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Euro Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Euro Notes called for redemption will cease to bear interest and Additional Amounts, if any, and the only right of the Holders of such Euro Notes will be to receive payment of the Redemption Price.

                 10. Change of Control Offer. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all or any part (equal to 1,000 aggregate principal amount and integral multiples thereof) of the Euro Notes on the Change of Control Payment Date at a purchase price in cash equal to

101% of the aggregate principal amount thereof plus accrued and unpaid interest, thereon to the date of repurchase and Additional Amounts, if any, to the date of repurchase (and, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof). Holders of Euro Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Euro Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                 11. Limitation on Disposition of Assets. When the aggregate amount of Excess Proceeds from Asset Sales exceeds $5.0 million, the Company will be obligated, within 30 Business Days thereafter, to make an offer to purchase the maximum principal amount of Euro Notes, that is an integral multiple of 1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, plus, Additional Amounts, if any, to the date fixed for the closing of such offer (and, subject to the right of a Holder of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof). If the aggregate principal amount of Euro Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, subject to applicable law, the Trustee shall select the Euro Notes to be redeemed in accordance with the Indenture; provided, however, that no Euro Notes of 1,000 or less shall be purchased in part. Holders of Euro Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Euro Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.

                 12. Denominations; Form. The Definitive Euro Notes are in bearer form, without coupons, in denominations of 1,000 and integral multiples of 1,000.

                 13. Persons Deemed Owners. The Holder of this Euro Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

                 14. Unclaimed Funds. If funds for the payment of principal, interest Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

                 15. Legal Defeasance and Covenant Defeasance. The Company may be discharged from its obligations under the Indenture and the Euro Notes except for certain provisions thereof ("Legal Defeasance"), and may be discharged from their obligations to comply with certain covenants contained in the Indenture ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

                 16. Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or the Euro Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Euro Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Euro Notes may be waived with the consent of the Holders of a majority in principal amount of the Euro Notes then outstanding.

                 17. Restrictive Covenants. The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to, incur additional Indebtedness, pay dividends or make other distributions or investments, repurchase Equity Interests or make certain other Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                 18. Successors. When a successor assumes all the obligations of its predecessor under the Euro Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

                 19. Defaults and Remedies. If an Event of Default (other than an Event of Default specified in Sections 6.1(h) or (i) of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Euro Notes may declare all the Euro Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Euro Notes may not enforce the Indenture or the Euro Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Euro Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Euro Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Euro Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

                 20. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Euro Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                 21. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Euro Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Euro Notes by accepting a Euro Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Euro Notes.

                 22. Authentication. This Euro Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Euro Note.

                 23. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Euro Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

                 24. CUSIP, ISIN and Common Code Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP, ISIN and Common Code numbers to be printed on the Euro Notes as a convenience to the Holders of the Euro Notes. No representation is made as to the accuracy of such numbers as printed on the Euro Notes and reliance may be placed only on the other identification numbers printed hereon.

                 25. Governing Law THE INDENTURE AND THE EURO NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          -----------------------------------------------------------

                                 ASSIGNMENT FORM


To assign this Euro Note fill in the form below:

I or we assign and transfer this Euro Note to


        (Print or type assignee's name, address and zip code)

        (Insert assignee's social security or tax I.D. No.)


and irrevocably appoint                          agent to transfer this Euro
Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:                Your Signature:
      -------------                  ----------------------

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Euro Note.

                       OPTION OF HOLDER TO ELECT PURCHASE


                 If you want to elect to have this Euro Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [      ] Section 4.16 [        ]

                 If you want to elect to have only part of this Euro Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount:

Date:_____________          Your Signature:________________
                            (Sign exactly as your name appears on the other side of this Euro Note)


Signature Guarantee:  _____________________________________
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)